UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SUNCOKE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 25, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of SunCoke Energy, Inc., on May 12, 2022 at 9:00 a.m., Central Time. We have adopted a virtual meeting format for our 2022 Annual Meeting. We will provide a live webcast of the meeting at https://meetnow.global/MTR5NFA, where you will be able to vote your shares and submit questions online by logging in with the control number included on your proxy card or any additional voting instructions accompanying these proxy materials. We recommend that you log into the website a few minutes before the meeting to ensure that you are logged in when the meeting begins.

The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the 2022 Annual Meeting, including the nominees for election as directors.

As we have in the past, we are furnishing our proxy statement and other proxy materials to our stockholders over the Internet and mailing paper copies to stockholders who have requested them. For further details, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

Whether or not you plan to attend the 2022 Annual Meeting, it is important that your shares be represented. Please vote via telephone, the Internet, proxy card, or voter instruction form.

Thank you for your continued support of SunCoke Energy.

Sincerely,

Michael G. Rippey
President and Chief Executive Officer

SunCoke Energy, Inc. | 1011 Warrenville Road | Suite 600 | Lisle, Illinois 60532 | tel (630) 824-1000 www.suncoke.com

Notice of Annual Meeting of Stockholders

to be held on May 12, 2022

The 2022 Annual Meeting of Stockholders of SunCoke Energy, Inc. (the “2022 Annual Meeting”) is scheduled to be held on May 12, 2022 at 9:00 a.m., Central Time, at https://meetnow.global/MTR5NFA, for the following purposes:

1.	To elect two directors, Arthur F. Anton and Michael W. Lewis, to the class of directors whose term expires at the 2025 annual meeting of stockholders;

2.	To vote on approval of a new Omnibus Long-Term Incentive Plan, including an increase in the number of shares of Common Stock to be reserved for awards thereunder;

3.	To hold a non-binding advisory vote on the compensation of the Company’s named executive officers; and

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Stockholders also will transact such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend, although only holders of record of SunCoke Energy Common Stock, par value $0.01 per share, at the close of business on March 16, 2022, (the “Record Date”) are entitled to vote at the 2022 Annual Meeting. You may vote at the 2022 Annual Meeting if you were a stockholder of record at the close of business on the Record Date. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the 2022 Annual Meeting. Most stockholders have four options for submitting their vote: (1) via telephone, (2) over the Internet, (3) through the mail, or (4) live at the 2022 Annual Meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

If your shares are held in “street name” in a stock brokerage account, or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the 2022 Annual Meeting. If you do not instruct your broker on how to vote with regard to the election of directors, the approval of the new Omnibus Long-Term Incentive Plan, and the advisory vote on executive compensation, your shares will not be voted on these matters.

The approximate date of mailing of the Notice of Internet Availability of Proxy Materials to our stockholders is March 25, 2022, and the attached proxy statement, together with our 2021 Annual Report on Form 10-K, will be made available to our stockholders on that same date. We also will begin mailing paper copies of our proxy statement and other proxy materials to stockholders who have requested them on or about that date.

By order of the Board of Directors,

John J. DiRocco, Jr.

Vice President, Assistant General Counsel and Corporate Secretary

i

ii

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING

References to “the Company”, “SunCoke Energy”, “we”, “us” and “our” in this proxy statement mean SunCoke Energy, Inc.

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) on all matters scheduled to come before the 2022 Annual Meeting, whether or not you attend. By completing, signing, dating and returning a proxy card or voting instructions form, or by submitting your proxy and voting instructions by telephone or via the Internet, you are authorizing the persons named as proxies to vote your shares of Common Stock at the 2022 Annual Meeting as you have instructed. The Company has retained Morrow Sodali, LLC, a proxy solicitation firm, which may solicit proxies on the Board’s behalf. Information contained on our corporate website is not part of this proxy statement. In addition, none of the information on other websites, if any, listed in this proxy statement is part of this proxy statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to furnish our proxy statement and other proxy materials to stockholders on the Internet rather than mailing paper copies to each stockholder. If you received a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, in the mail, you will not receive a paper copy of these materials unless you have requested to receive paper copies. All stockholders have the ability to access our proxy statement and other proxy materials. Instructions on how to do so, or to request a printed copy, may be found on the Notice of Internet Availability. In addition, stockholders may request to receive these materials in printed form by mail on an ongoing basis. The Notice of Internet Availability also will instruct you on how you may vote your shares and how you may vote over the Internet.

What am I voting on?

You are voting on the following proposals:

•	Proposal 1: Election of Mr. Arthur F. Anton and Mr. Michael W. Lewis the class of directors whose term expires in 2025 (see pages 7 through 15);

•	Proposal 2: Approval of a new Omnibus Long-Term Incentive Plan, including an increase in the number of shares of Common Stock to be reserved for awards thereunder (see pages 27 through 35);

•	Proposal 3: Non-binding advisory vote to approve the compensation of our named executive officers (see pages 65 and 66)

•

Proposal 4: Ratification of the of the Audit Committee’s appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (see page 71); and

•	Any other business properly coming before the meeting.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors’ recommendations can be found with the description of each Proposal in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	Proposal 1: “FOR” the election of each of the nominees for director;

•	Proposal 2: “FOR” approval of the new Omnibus Long-Term Incentive Plan, including an increase in the number of shares of Common Stock to be reserved for awards thereunder;

•	Proposal 3: “FOR” the non-binding advisory vote to approve the compensation of our named executive officers; and

•	Proposal 4: “FOR” the ratification of the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who is entitled to vote?

Only stockholders of record at the close of business on March 16, 2022 are entitled to vote at the 2022 Annual Meeting. As of that date, there were 83,320,204 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2022 Annual Meeting if you attend the meeting and vote or if you properly return a proxy by telephone, internet or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of Common Stock as of the close of business on March 16, 2022 must be present live or by proxy at the meeting. This is referred to as a quorum. Proxy cards or voting instruction forms that reflect abstentions will be counted as shares present to determine whether a quorum exists to hold the 2022 Annual Meeting.

How are votes counted? How many votes are needed to approve each of the proposals?

For Proposal 1, you may vote “FOR,” “AGAINST,” or “ABSTAIN” for each director-nominee. The affirmative vote of a majority of the votes cast for the election of directors at the 2022 Annual Meeting is required to elect a nominee as a director. Abstentions and broker non-votes are not counted as a vote cast either “FOR” or “AGAINST” a nominee. Our By-laws set forth the procedures if a nominee does not receive at least a majority of votes cast at a meeting for election of directors where a quorum is present. In an uncontested election, any incumbent nominee for director who does not receive at least a majority of the votes cast must submit his or her resignation. The Governance Committee will evaluate the tendered resignation and make a recommendation to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation and publicly disclose its decision within ninety (90) days after the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting, or until his or her successor is duly elected and qualified. If the director’s resignation is accepted by the Board, the Board may fill the resulting vacancy in accordance with the applicable procedures set forth in the By-laws.

For Proposals 2, 3 and 4, you may vote “FOR”, “AGAINST”, or “ABSTAIN,” and the affirmative vote of a majority of the shares present live or by proxy and entitled to vote on these proposals at the 2022 Annual Meeting is required for approval. Thus, in order to be approved, Proposals 2, 3 and 4 each must receive more than fifty percent (50%) of the shares present live or represented by a proxy at the 2022 Annual Meeting and entitled to vote at the meeting. Abstentions will have the effect of a vote “AGAINST” these proposals. Broker non-votes will have the effect of a vote “AGAINST” Proposals 2 and 3. There will be no broker non-votes with respect to Proposal 4, since it is the only item on the agenda for which brokers may exercise their discretion to vote “FOR” or “AGAINST” the proposal in the absence of any instructions from the beneficial owners.

What is a “broker non-vote”?

A broker non-vote occurs when the beneficial owner of shares held of record by a broker, bank, trust, or other nominee fails to provide such broker, bank, trust, or other nominee with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. As a result, brokers are not entitled to vote on Proposals 1, 2 and 3 at the 2022 Annual Meeting without receiving voting instructions from the beneficial owners, but are entitled to vote on Proposal 4. If a broker exercises its discretion to vote on Proposal 4 but does not have instructions from the beneficial owner on how to vote on Proposals 1, 2, or 3, the underlying shares will be counted for establishing the presence of a quorum. If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of Common Stock for you, your shares will not be voted with respect to Proposals 1, 2, or 3.

How do I vote?

You can vote either by attending at the 2022 Annual Meeting or by proxy without attending the meeting. Most stockholders have four options for submitting their votes:

•

By telephone, using the toll-free number listed on your proxy card (if you are a stockholder of record) or voting instruction form (if your shares are held by a broker, financial institution, or other nominee). The telephone voting procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card;

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Over the Internet, at the address provided on the Notice of Internet Availability or on your proxy card or voting instruction form. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card;

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Through the Mail, by completing, marking, signing, dating and mailing your proxy card or voting instruction form and returning it in the envelope provided. If you return your signed proxy card or voting instruction form but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote. Proxy cards submitted by mail must be received by the time of the 2022 Annual Meeting in order for your shares to be voted; or

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Live at the 2022 Annual Meeting. Shares held in your name as the stockholder of record may be voted by you at the 2022 Annual Meeting. Shares held beneficially in “street name” may be voted by you at the 2022 Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and hold such proxy during the 2022 Annual Meeting. If you vote by proxy and also attend the 2022 Annual Meeting, you do not need to vote again at the 2022 Annual Meeting unless you wish to change your vote.

If you are the registered stockholder (that is, if you hold your stock in your name), you can vote via telephone or over the Internet by following the instructions provided on the Notice of Internet Availability or on your proxy card. If your shares are held in “street name” (that is, they are held in the name of a broker, financial institution, or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your voting instruction form to determine whether you will be able to vote via the telephone or over the Internet. Even if you plan to attend the 2022 Annual Meeting, we encourage you to vote your shares by proxy. If your shares are held in “street name,” you must request a legal proxy from your broker, financial institution or other nominee and hold that proxy during the meeting to vote at the meeting.

Can I change or revoke my vote?

YES. You can change or revoke your vote at any time before the polls close at the Annual Meeting by:

•	re-voting via telephone or over the internet (only your latest telephone or internet vote will be counted),

•	signing and dating a new proxy card and submitting it (only your latest proxy card will be counted),

•	if you are a registered stockholder, delivering timely notice of revocation to the Corporate Secretary, SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, or

•	attending the 2022 Annual Meeting and voting.

If your shares are held in “street name,” please contact your broker, financial institution or other nominee and comply with the broker’s, financial institution’s or other nominee’s procedures if you want to change or revoke your previous voting instructions. Attending the 2022 Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Who counts the votes?

We have retained Computershare Trust Company, N.A., our transfer agent, to act as independent inspector of election and as proxy vote tabulator to count the votes represented by proxies cast by telephone, the Internet and ballot. A representative of Computershare will act as the Inspector of Election. Computershare will determine whether or not a quorum is present, will count the shares voted (including shares voted during the 2022 Annual Meeting) and will certify the election results.

Can other matters be decided at the 2022 Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any business to be brought before the 2022 Annual Meeting, other than the matters described in our Notice of Annual Meeting of Stockholders. If any other matters properly come before the 2022 Annual Meeting, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2022 Annual Meeting is open to SunCoke Energy stockholders.

How can I attend the Annual Meeting?

The 2022 Annual Meeting will be a virtual-only meeting of stockholders, conducted exclusively by live audio webcast. No physical meeting will be held. You are entitled to participate in the 2022 Annual Meeting only if you were a SunCoke Energy stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the 2022 Annual Meeting. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

The Meeting Center ID for the meeting is https://meetnow.global/MTR5NFA. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MTR5NFA. You also will be able to vote your shares online by attending the 2022 Annual Meeting by webcast. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

We recommend that you carefully review the procedures needed to gain admission in advance. If you do not comply with the procedures described for attending the 2022 Annual Meeting via live audio webcast, you will not be able to participate online.

The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time, leaving ample time for check-in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2022 Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2022 Annual Meeting virtually on the Internet. To register to attend the 2022 Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your SunCoke Energy, Inc. holdings, along with your name and e-mail address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on May 9, 2022 (i.e., three business days in advance of the meeting). Requests for registration should be directed to Computershare at the following:

• By e-mail:
Forward the email from your broker, or attach an image
of your legal proxy, to legalproxy@computershare.com

• By U.S. mail:
Computershare
SunCoke Energy, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.

What if I have technical difficulties or trouble accessing the virtual meeting website?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari ) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call 1-888-724-2416 for technical assistance.

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

How do I submit questions or comments for the Annual Meeting?

Stockholders can submit questions or comments online during the Annual Meeting via live audio webcast by visiting https://meetnow.global/MTR5NFA. We will answer timely submitted questions or comments on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Questions or comments received during the Annual Meeting will be presented as submitted, uncensored and unedited, except that we may omit certain personal details for data protection issues, or we may edit profanity or other inappropriate language. Questions or comments regarding general economic, political or other views that are not directly related to the business of the meeting, that are of an individual concern to a stockholder, or that are not an appropriate subject matter for general discussion, are not pertinent to the meeting and therefore will not be presented. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

Who will pay for the cost of proxy preparation and solicitation of proxies?

SunCoke Energy will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card, the Notice of Annual Meeting and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse brokerage firms, banks, trusts, or other nominees representing beneficial owners, for the reasonable charges and expenses of forwarding proxy solicitation materials to “street name” holders. We have hired Morrow Sodali LLC, 470 West Ave, Stamford, Connecticut 06902, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $9,500.00, plus reasonable out-of-pocket expenses for proxy solicitation services.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change or revoke my vote?” above.

How can I obtain a stockholder list?

A list of stockholders entitled to vote at the 2022 Annual Meeting will be available for inspection by any stockholder, for any purpose related to the meeting, for ten days prior to the 2022 Annual Meeting during ordinary business hours at our principal executive offices located at 1011 Warrenville Road – Sixth Floor, Lisle, Illinois 60532. You may contact investorrelations@suncoke.com to schedule an appointment to review the list. The list also will be available electronically for examination during the 2022 Annual Meeting at https://meetnow.global/MTR5NFA.

How may I obtain a copy of the Company’s 2021 Annual Report on Form 10-K?

A copy of our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being provided to you along with this Proxy Statement. However, the Company’s Annual Report on Form 10-K is not part of the proxy soliciting materials. You also may obtain a copy of our 2021 Annual Report on Form 10-K without charge by writing to: SunCoke Energy, Inc., 1011 Warrenville Road – Suite 600, Lisle, Illinois 60532, Attn: Investor Relations. Our 2021 Annual Report on Form 10-K also is available free of charge through our website at www.SunCoke.com, and the SEC’s website at www.sec.gov.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2022:

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available in the “Investor Relations” section of our website at the following internet address: http://www.SunCoke.com

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Our Board annually recommends the slate of director-nominees for election by stockholders at the annual meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified candidates to stand for election, and the full Board reviews and has final approval of all potential director nominees being recommended to the stockholders for election. Our Board currently consists of six members: Arthur F. Anton, Martha Z. Carnes, Ralph M. Della Ratta, Jr., Susan R. Landahl, Michael W. Lewis, and Michael G. Rippey.

Our Board currently is divided into three classes, each serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. There are two nominees for election this year. These nominees are Arthur F. Anton and Michael W. Lewis, and the Board has nominated each of them for a new three-year term that will expire at the annual meeting in 2025, or until their respective successors are elected and qualified.

Detailed information on these nominees is provided on pages 11 through 14, including a discussion of each nominee’s specific experience, qualifications and attributes or skills that led our Board to conclude that such person should serve as a director of SunCoke Energy. Each of these nominees is a current director, and each has consented to be named in this Proxy Statement and to serve if elected. If any nominee is unable to serve as a director at the time of the 2022 Annual Meeting, your proxy may be voted for the election of another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the 2022 Annual Meeting. At this time, the Board knows no reason why any of these nominees would not be able to serve as a director if elected.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote “FOR” the election of the Company’s two nominees for director: Arthur F. Anton and Michael W. Lewis.

Director Nominee Skills, Experience, and Background

The following pages contain information regarding the specific experience, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2022 Annual Meeting to serve as a director of SunCoke Energy, Inc. The following is a summary of some of the skills, experience, and background that our directors bring to the Board:

Investment Banking/Capital Markets Experience

Significant capital markets experience involving issuance of public company debt and/or equity. Mergers and acquisitions deal expertise and sophistication. Project finance expertise.

Information Technology/Data Security Experience General information systems experience. Understanding of information security risk management and oversight of data integrity.

Strategic Planning/Business Development

CEO or COO for a manufacturing entity. Development and implementation of proactive, innovative and pragmatic solutions for optimizing of manufacturing processes.

Financial Expertise/ Accounting Knowledge

Corporate finance and/or accounting experience at an executive level. Use of financial information to shape, drive, and monitor effectiveness of organizational strategies.

Human Resources Management Knowledge and expertise in labor and employment matters (e.g., EEO, diversity, equity and inclusion issues), compensation and benefit, and health and welfare plans.

Government Relations/ Agency Experience

Significant experience dealing with government at the local, state and federal levels on issues such as economic development, energy, environmental, health and safety issues.

International Experience

Experience with international business/markets managing the affairs of a global, publicly traded company, particularly in countries where SunCoke does business, or would like to do business.

Enterprise Risk Management

Experience planning, organizing and leading activities of an organization in order to minimize the effects of financial, strategic, operational, and other risks on capital and earnings.

Corporate/Business Restructuring Experience

Experience directing the reorganization of a company to improve profitability and competitiveness, survive an adverse economic climate, grow outside of its core assets, or otherwise re-position for sustained growth and long-term value creation.

Board Composition

Our directors come from a variety of backgrounds and bring a diverse set of skills and experiences to the boardroom. In conjunction with our Board’s refreshment process, the Board regularly reviews the skills, experience, and background of our directors to better align with the Company’s strategic vision, business, and operations. The Board has taken a thoughtful and deliberate approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and enable them to provide oversight of management to ensure accountability to our stockholders. The following charts highlight the balance in age and the diversity in tenure, gender and ethnicity of the nominees and the directors whose terms of office will continue after our 2022 Annual Meeting:

Director Succession and Board Refreshment

The Governance Committee oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support SunCoke Energy’s long-term strategy. In doing so, the Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications. The Governance Committee considers director-nominees from various sources and chooses nominees with the primary goal of ensuring that the Board collectively serves the interests of our stockholders.

The Governance Committee annually reviews the qualifications and experience of current directors and identifies specific competencies required in director-nominees. Director nominees should have a proven record of professional success and leadership and demonstrate the highest personal and professional ethics, integrity and values. The Board also considers diversity of age, ethnicity and gender. Directors also are expected to devote sufficient time and effort to their duties as members of the Board.

Governance Committee Process for Director Nominations

The Governance Committee evaluates potential director candidates and makes recommendations to the Board. Candidates may be identified by current directors, by a search firm or by stockholders. The Governance Committee may engage the services of a third-party consultant to assist in identifying and screening potential candidates. The Governance Committee’s evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards and any other considerations that the Governance Committee deems appropriate. At least annually, the Governance Committee reviews the criteria for the nomination of director candidates and approves changes to the criteria, as appropriate. Following its evaluation process, the Governance Committee recommends candidates to the full Board. The Board makes the final determination regarding a candidate based on its consideration of the Governance Committee’s recommendation. Candidates recommended by our stockholders will be evaluated on the same basis as candidates recommended by current directors, search firms, or third-party consultants.

Certain Information Regarding Directors

On the following pages is information regarding the specific experience, qualifications, attributes and skills that qualify the nominees and directors below to serve on the SunCoke Energy Board of Directors. The principal occupation and business experience of each director, and the reasons the Board believes each of the two nominees, Arthur F. Anton and Michael W. Lewis, should be elected to serve on the Board, are described below.

Class I

Nominees Up for Election at the 2022 Annual Meeting

Arthur F. Anton (Chairman) Age: 64 Committee: Compensation Governance

Mr. Anton was appointed as a director of SunCoke Energy, Inc., effective March 16, 2020, and was appointed as non-executive Chairman of the Board effective January 1, 2021. During the course of his career, Mr. Anton has served in various senior roles at The Swagelok Company (a large fluid systems technology company) most recently as Chairman of the board from September 2017 to December 2019, and as President and Chief Executive Officer from 2004 to 2017. Prior to that, he served as Swagelok’s President and Chief Operating Officer from 2001 to 2004, as its Executive Vice President from 2000 to 2001, and as its Chief Financial Officer from 1998 to 2000. Prior to joining Swagelok in 1998, Mr. Anton was a Partner of Ernst & Young LLP (a professional accounting and consulting services firm), where he consulted with companies in manufacturing, energy, service, and other industries. Mr. Anton currently serves as a director on the boards of the following companies: Olympic Steel [NASDAQ: ZEUS] (a leading U.S. metals service center), where he is the Lead Independent Director and a member of both the Audit and Compliance Committee, and the Compensation Committee; The Sherwin-Williams Company [NYSE: SHW] (a major paint coatings manufacturer), where he serves as Chair of the Audit Committee; and Diebold Nixdorf, Incorporated [NYSE: DBD] (a leading manufacturer of automated teller, calculating, and accounting machinery), where he serves as Chair of the Finance Committee and is a member of the Audit Committee. Mr. Anton also serves as Chairman of University Hospitals Health System in the Cleveland, Ohio area.

Mr. Anton is an experienced corporate executive with strong operational, financial and leadership expertise, along with significant experience in the steel industry. He brings substantial domestic and international manufacturing and distribution experience and strategic planning expertise to our Board. In addition, as a former partner of Ernst & Young LLP and the former Chief Financial Officer of Swagelok, Mr. Anton has financial expertise and extensive financial experience. He also possesses health, environment and safety oversight experience by virtue of his oversight experience as Chief Executive Officer and Chief Operating Officer at Swagelok.

Michael W. Lewis Age: 72 Committee Membership: Audit Governance

Mr. Lewis was appointed as a director of SunCoke Energy, Inc., effective December 3, 2020. During the course of his career, Mr. Lewis has risen through progressively responsible senior leadership positions at BMO Harris Bank, N.A. (a large U.S. banking institution and subsidiary of Bank of Montreal, the Canadian multinational investment bank and financial services company) and, from 1998 until his retirement in 2013, Mr. Lewis was Executive Vice President, and Chicago metro regional president. His responsibilities have included strategic integration and management of business segments across the regional network of BMO Harris branches, as well as growing the bank’s commercial and retail business, community development and consumer loans and services. Mr. Lewis is an active member of Chicago’s business and civic communities and has served on several boards, including the Chicago Regional Transportation Authority, the Urban Partnership Bank (a full-service community development bank), and Chicago United (a corporate membership and advocacy organization promoting economic opportunities by advancing multiracial leadership in corporate governance, executive level management, and business diversity). Mr. Lewis also serves on the Foundation Board of Western Michigan University and has served as past Chairman of the Western Michigan University Business School Advisory Council.

Mr. Lewis is an experienced banking executive who has spent over 40 years in the financial services industry with business line responsibility. He provides significant senior management-level strategic planning, business development and managerial expertise to the Board.

Class II

Continuing Directors — Current Term Expires in 2023

Martha Z. Carnes Age: 61 Committee Membership: Audit (Chair)

Ms. Carnes was appointed as a director of SunCoke Energy, Inc., effective December 5, 2019. From 1982 until her retirement from the firm in June 2016, Ms. Carnes served in various senior roles at PricewaterhouseCoopers, or PwC (an international accounting firm), including as: (i) Assurance Partner serving large, publicly traded companies in the energy industry; (ii) Managing Partner of PwC’s Houston, Texas office; and (iii) PwC’s Energy and Mining leader for the United States, where she led the firm’s energy and mining assurance, tax and advisory practices. Ms. Carnes currently serves as a director on the Supervisory Board of Core Laboratories N.V. [NYSE: CLB], a Netherlands company (one of the world’s largest providers of reservoir description and production enhancement services to the oil and gas industry), where she is the Lead Independent Director and Chairman of the Audit Committee. She is also a director of Matrix Service Company [NASDAQ: MTRX] (a provider of design, engineering, construction, repair and maintenance services to industrial and energy clients in North America), where she Chairs the Audit Committee and serves on the Compensation, and Nominating and Corporate Governance committees. She is also a Member Representative for Ohio Valley Midstream, LLC, a member-managed limited liability company engaged in natural gas and natural gas liquids gathering and processing. From September 2017 through June 2019, Ms. Carnes served as a director of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy, L.P., our former master limited partnership.

Ms. Carnes is an experienced finance and public accounting executive, having spent her entire 34-year career with PwC. By virtue of her experience, Ms. Carnes possesses strategic planning, managerial and leadership expertise, having led the design and execution of market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction initiatives for clients in the mining, utilities and energy industries. In addition, Ms. Carnes brings vast experience with capital markets and financing activities, having served as lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector.

Michael G. Rippey Age: 64 President and Chief Executive Officer

Mr. Rippey was appointed as Chief Executive Officer, President and a director of SunCoke Energy, Inc., effective December 1, 2017. At that time, he also was appointed as Chairman, Chief Executive Officer and President of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., our former sponsored master limited partnership. Prior to joining SunCoke, Mr. Rippey served as Senior Advisor to Nippon Steel & Sumitomo Metal Corporation (a leading global steelmaker) since 2015. From 2014 to 2015, he was Chairman of the Board of ArcelorMittal USA (a major domestic steel manufacturer), and from August 2006 through October 2014, he was ArcelorMittal USA’s President and Chief Executive Officer. Prior to that, he successfully rose through progressively responsible financial, commercial and administrative leadership roles at ArcelorMittal USA and its predecessor companies: (i) from 2005 to 2006, he was Executive Vice President, Sales and Marketing at Mittal Steel USA; (ii) from 2000 to 2005, he was Executive Vice President and Chief Financial Officer at lspat Inland Inc.; and (iii) from 1998 to 2000, he served as Vice President, Finance and Chief Financial Officer of Ispat Inland Inc. He began his career with Inland Steel Company (a predecessor to ArcelorMittal USA) in 1984. Mr. Rippey currently serves on the Board of Directors of Olympic Steel, Inc. [NASDAQ: ZEUS], (a leading U.S. metals service center), where he is a member of the Nominating Committee and serves as Chair of the Audit and Compliance Committee. In addition to ArcelorMittal USA, Mr. Rippey’s previous board service includes the National Association of Manufacturers and the American Iron & Steel Institute, where he was a past Chairman of the Board.

As a veteran industry executive, who has overseen operations of some of the largest and most capital intense assets in the world, Mr. Rippey is an accomplished and financially astute leader with a wealth of finance, sales, operations and management experience in the metals industry. He has dealt successfully with dynamic and challenging business environments and, as a past executive officer and

Chairman of ArcelorMittal USA, he has an intimate knowledge and understanding of the challenges and opportunities facing SunCoke as it continues to serve the steel industry.

Class III

Continuing Directors — Current Term Expires in 2024

Ralph M. Della Ratta, Jr. Age: 68 Committee Membership: Audit Compensation (Chair)

Mr. Della Ratta was appointed as a director of SunCoke Energy, Inc., effective December 3, 2020. From 2004 to 2017, he was Founder, Senior Managing Director and Chief Executive Officer of Western Reserve Partners LLC, a Cleveland, Ohio based investment banking merger and acquisition advisory firm. The firm was acquired in 2017 by Citizens Financial Group [NYSE: CFG], a large commercial banking institution. Since the acquisition, Mr. Della Ratta has served as Co-Head of Merger and Acquisition Advisory Services for Citizens Financial Group, Inc., leading a team focused on delivering M&A services and related financial analysis to middle-market customers. From 2004 to 2020, Mr. Della Ratta served on the Board of Olympic Steel, Inc. [NASDAQ: ZEUS] (a leading U.S. metals service center), where he was Lead Independent Director, a member of the Audit and Compliance Committee and, at different times, served as Chair of the Compensation Committee and Chair of the Nominating Committee. Mr. Della Ratta is involved in numerous non-profit and civic organizations, including: The Duke University Alumni Association and Annual Fund, Kent State University Board of Trustees (past Chair), The Ohio Venture Capital Authority, The Rock and Roll Hall of Fame, and United Cerebral Palsy Telethon (Chair).

Mr. Della Ratta brings valuable business and extensive financial experience to the Board, particularly with regard to capital raising, commercial banking, mergers and acquisitions, strategic financial analysis and capital markets transactions. In addition, Mr. Della Ratta also has knowledge of manufacturing and distribution in the steel and metals services industry.

Susan R. Landahl Age: 61 Committee Membership: Compensation Governance (Chair)

Ms. Landahl was appointed as a director of SunCoke Energy, Inc., effective September 1, 2017. From June 2015 until her retirement in January 2021, Ms. Landahl served as Senior Vice President, Organizational Effectiveness and Integrated Performance Assessment of Exelon Generation Company, LLC, a major generator and marketer of electricity and a subsidiary of Exelon Corporation, one of the nation’s largest power generators, with operations in 48 states. Ms. Landahl has held a number of senior leadership positions, including Senior Vice President, Operations Integration & Business Development from August 2012 to January 2014, and Chief Operating Officer & Senior Vice President, Exelon Nuclear from June 2010 to August 2012. In this latter position, she oversaw 10 nuclear facilities with 17 nuclear reactors in Illinois, New Jersey and Pennsylvania, and was responsible for 5,000 employees and annual budgets in excess of $1.5 billion. As Vice President, Industry Leadership at the Institute for Nuclear Power Operations from January 2014 to June 2015, Ms. Landahl led development of INPO 15-005, now the industry standard for leadership development and organizational effectiveness for the entire U.S. nuclear fleet and much of the world.

Ms. Landahl is a knowledgeable and experienced industry leader with strong operational skills and a proven track record for successfully managing large, complex projects and major project turnarounds. She has a keen and strategic understanding of the energy industry, and possesses senior-level business development, planning and managerial experience.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board is composed of a majority of independent directors and our Audit, Compensation and Governance Committees are each composed entirely of independent directors. The following table shows the membership of our Committees as of March 25, 2022:

Name	Audit	Compensation	Governance

Michael G. Rippey
Arthur F. Anton		✓	✓
Martha Z. Carnes	✓*
Ralph M. Della Ratta, Jr.	✓	✓*
Susan R. Landahl		✓	✓*
Michael W. Lewis	✓		✓

*	Denotes Committee Chair

Meeting Attendance

The Board held seven meetings in fiscal year 2021. Each director who served in fiscal year 2021 attended over 75% of the aggregate of: (i) the total number of meetings of the Board during the periods that he or she served in fiscal year 2021 and (ii) the total number of meetings of the Committees on which he or she served during the periods that he or she served in fiscal year 2021.

Audit Committee

All members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, or NYSE, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of Ms. Carnes, Mr. Della Ratta and Mr. Lewis, and is chaired by Ms. Carnes. The Board has determined that members of the Audit Committee are independent directors for purposes of serving on an audit committee under applicable SEC and NYSE requirements, and each is financially literate and has accounting or related financial management expertise as required by the applicable rules of the NYSE. The Board also has determined that each of Ms. Carnes and Messrs. Della Ratta and Lewis qualify as an “audit committee financial expert” as defined by the applicable rules of the SEC.

The Audit Committee assists the Board in (1) the appointment, evaluation and compensation of the Company’s independent auditor, (2) the review and monitoring of the Company’s financial statements and disclosures, (3) pre-approval of audit services, internal control-related services and permitted non-audit services, (4) oversight and monitoring of the Company’s internal audit function and independent auditors, (5) monitoring compliance by the Company with legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics; and (6) oversight of the Company’s information technology use and protection including, but not limited to enterprise cybersecurity and privacy.

The Audit Committee does not itself prepare financial statements or perform audits and its members are not auditors or certifiers of SunCoke Energy’s financial statements. In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of our independent registered public accounting firm, including the scope of the audit, audit fees, critical audit matters, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.SunCoke.com. The Audit Committee met seven times in fiscal year 2021.

Compensation Committee

The Compensation Committee is composed of Mr. Anton, Mr. Della Ratta and Ms. Landahl, and is chaired by Mr. Della Ratta. The Compensation Committee is responsible for the approval, evaluation and oversight of compensation plans, policies and programs for the executive officers and certain other employees of SunCoke Energy and its subsidiaries. The Compensation Committee also has sole authority over the appointment, evaluation and compensation of any independent compensation consultant it uses in the evaluation of executive officer compensation.

The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.SunCoke.com. The Compensation Committee met six times in fiscal year 2021.

Governance Committee

The Governance Committee is composed of Mr. Anton, Mr. Lewis and Ms. Landahl, and is chaired by Ms. Landahl. The Governance Committee (1) assists the Board in identifying individuals qualified to become Board members, (2) recommends to the Board director nominees to be considered by stockholders, (3) recommends Corporate Governance Guidelines to the Board, (4) leads the Board in its annual review of Board performance, (5) recommends to the Board nominees for each Board committee, (6) reviews the form and amount of director compensation and makes recommendations to the Board regarding the Company’s director compensation program, and (7) provides oversight of the Company’s on-going environmental, health, sustainability and corporate social responsibility policies, initiatives, objectives and practices.

The Board has adopted a written charter for the Governance Committee, which is available on our corporate website at www.SunCoke.com. The Governance Committee met four times in fiscal year 2021.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or ever was an officer or employee of SunCoke Energy or any of our subsidiaries. In addition, none of our executive officers served on the compensation committee or board of directors of any other company of which any of our directors also was an executive officer.

CORPORATE GOVERNANCE

Corporate governance at SunCoke Energy is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making and engender public trust. We have adopted leading governance practices that establish strong independent leadership in our boardroom, ensure Board and management accountability, and provide our stockholders with meaningful rights.

We believe that such corporate governance practices are essential to our long-term success. The following are key governance provisions that highlight SunCoke Energy’s commitment to transparency and accountability:

✓	Strong Board independence (5 out of 6 directors are independent)	✓	Fully independent Audit, Compensation and Governance Committees
✓	Independent Chairman with robust responsibilities	✓	Annual Board and Committee self-evaluations
✓	Separate independent Chairman and CEO roles	✓	Robust stock ownership requirements for executive officers and directors
✓	Majority vote standard for uncontested election of directors	✓	Strong stockholder engagement practices
✓	Limitations on outside board and audit committee service	✓	Greater than 75% attendance at Board and Committee meetings
✓	Non-employee directors meet in executive session without management present	✓	Code of Business Conduct & Ethics applicable to directors and executive officers
✓	Governance Committee oversight of sustainability matters and comprehensive annual ESG report addressing environmental and social impact and responsible business practices	✓	Demonstrated focus on, and commitment to, ongoing Board refreshment

Director Independence

The Board, upon the recommendation of the Governance Committee, has determined that each of our non-management directors who serves as a director is “independent” under the applicable rules of the NYSE and the SEC and is free of any direct or indirect material relationship with SunCoke Energy or its management.

Board Leadership Structure

Our Board currently separates the roles of Chairman and Chief Executive Officer. The current leadership structure of the Board includes our independent non-executive Chairman (Mr. Anton), and our President and Chief Executive Officer (Mr. Rippey). Our Governance Committee and Board believes that the current Board leadership structure, with separate roles for the Chairman and the Chief Executive Officer is in the best interests of SunCoke Energy and its stockholders at the present time. In our view, a number of factors support the current leadership structure chosen by the Board, including, among others:

•

Separating these two roles increases the Board’s independence from management and leads to better monitoring and oversight, thus reducing the potential for actual or perceived conflicts of interest related to executive compensation, performance and succession.

•

The Chairman provides independent oversight, presiding over the meetings of our Board of Directors (including sessions with only independent directors present) and coordinating the work of the standing Committees of our Board.

•

The Chairman serves as a liaison between our Board and senior management, but having an independent Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management.

•

This governance structure promotes a balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis.

•

Separating the roles of Chairman and Chief Executive Officer promotes overall board independence, allowing the Chief Executive Officer to focus his time and energy on the everyday demands of managing our business successfully (including strategy and operations), while at the same time leveraging the experience and perspectives of the Chairman.

Our Governance Committee annually assesses these roles and the board leadership structure to ensure that the interests of SunCoke Energy and its stockholders are best served. Our By-laws allow the Chief Executive Officer to be designated as Chairman of the Board. If the individual elected as Chairman of the Board is also the Chief Executive Officer, or if the Chairman of the Board is otherwise not independent, then the Chair of our Governance Committee will act in the role of Lead Director. The duties of such a Lead Director are described in our Corporate Governance Guidelines, and include: (1) the authority to chair those meetings of the Board of Directors at which the Chairman is not present; and (2) the authority to preside at executive sessions of the independent directors. A Lead Director also may provide advice and counsel, as needed, to the Chairman, and/or the Chief Executive Officer, on strategic issues and on Board of Directors and Committee matters generally. If appointed, a Lead Director also would lead the Board and Committee self-evaluation process, as well as the annual evaluation of the Chief Executive Officer by the independent directors. Except for our Chief Executive Officer, Mr. Rippey, our Board of Directors is composed entirely of independent directors. The Audit, Compensation and Governance Committees are composed solely of independent directors.

Risk Oversight

Our Board has an active role, both as a whole and also at the committee level, in overseeing management of the Company’s risks, including financial risks, cybersecurity risks, credit and liquidity risks, legal and regulatory risks, and operational risks. The Board is responsible for general oversight of risks and regularly reviews information from management who is responsible for the day-to-day processes and operations to manage risks.

In accordance with NYSE requirements, the Audit Committee charter provides that the Audit Committee is responsible for reviewing and discussing SunCoke Energy’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. On a regular basis, our officers who are responsible for monitoring and managing SunCoke Energy’s risks, including our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our Senior Vice President, Chief Legal Officer and Chief Human Relations Officer, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board of Directors. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management by engaging in periodic discussions with our officers as it may deem appropriate. In addition, each of our Committees considers the risks within its areas of responsibility. For example, the Audit Committee focuses on risks inherent in our accounting, financial reporting and internal controls, and the Compensation Committee considers the risks that may be implicated by our executive compensation program. The Compensation Committee’s assessment of risk related to compensation practices is discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement. We believe that the leadership structure of our Board supports its effective oversight of our risk management.

Cybersecurity and Information Security Risk Oversight

Our Board recognizes the importance of maintaining the trust and confidence of our customers, suppliers, vendors, contractors and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our Audit Committee receives regular reporting on cybersecurity and information security risks. The Board and the Audit Committee receive presentations throughout the year on cybersecurity and information security topics. In 2021, we updated our Audit Committee charter to make explicit the Committee’s responsibility for reviewing cybersecurity matters and information security risks as well as the steps taken by management to identify, assess and mitigate such risks. At least twice each year, the Audit Committee and the Board discuss cybersecurity and information management risks with the Company’s Chief Information Officer.

Management has continued to take significant steps to enhance our data security infrastructure and defenses. These enhancements include new and improved technical controls and procedures, additional use of outside third party experts and independent cybersecurity advisors, and periodic review of the Company’s cyber insurance policies to ensure appropriate coverage.

Sustainability Matters

Our Board recognizes the importance of sustainability and is actively engaged in overseeing the Company’s sustainability practices and works alongside management to ensure focus on these matters. As part of this ongoing focus our Governance Committee provides broad oversight of the Company’s policies, initiatives, objectives and practices regarding environmental matters, climate change, health and corporate social responsibility. The Governance Committee receives updates from management and considers stakeholder concerns regarding current and emerging sustainability matters that may affect the business, operations, performance, or public image of the Company, and reviews such matters with the Board and management, as appropriate. We continue to incorporate sustainability into our businesses’ core strategy, reflecting our belief that sustainability is essential to long-term growth. We also believe in transparency, and report on our sustainability efforts in an annual Sustainability Report which discusses our programs and policies designed to promote ethical business practices, good corporate governance, and the well-being and health of our environment, employees, and the communities in which we live and work.

Executive Sessions of the Board

Our Board holds regular executive sessions in which the independent directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. In accordance with applicable NYSE rules, our non-executive Chairman presides over the executive sessions of the independent directors. The independent directors met in executive sessions separate from management six times during fiscal 2021.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address the following matters, among others: (1) composition of the Board and director qualifications; (2) operations of the Board; (3) responsibilities of the Board; and (4) Committee structure and responsibilities. These Corporate Governance Guidelines are posted on our corporate website at www.SunCoke.com.

Insider Trading Policy Restrictions on Hedging & Pledging

SunCoke Energy’s Insider Trading Policy applies to our employees, executives, including our named executive officers (“NEOs”), and the members of our Board. The Insider Trading Policy prohibits trading in SunCoke Energy securities except during specifically designated windows, and also prohibits certain types of trading activities whether or not they technically involve insider trading. SunCoke Energy considers it inappropriate for any director, officer or other employee to enter into speculative hedging or monetization transactions involving SunCoke Energy securities. In general, such transactions are designed to offset or reduce the risk of price fluctuations in the underlying security and, as such, sever the ultimate alignment with our stockholders’ interests. Under our Insider Trading Policy, no employee, officer, or director of SunCoke Energy may, either directly or indirectly through a third party, enter into short sales or purchase, sell or exercise any puts, calls or similar instruments pertaining to securities of SunCoke Energy (other than options exercised in accordance with the terms of an option plan sponsored by SunCoke Energy) or engage in hedging activities of any kind (e.g., covered calls, collars, equity swaps, prepaid variable forwards, and exchange funds) pertaining to any SunCoke Energy securities, in each case because of the potential conflict of interest or the perceptions created, and the resulting possible impact on the market. Additionally, no employee (including any officer) or director of SunCoke Energy may pledge any SunCoke Energy securities as collateral for any loan or deposit, or hold any such securities in a margin account, since a foreclosure sale or margin sale could occur at a time when the pledgor is aware of material non-public information, or otherwise not permitted to trade in SunCoke Energy securities.

Review of Related Person Transactions

The Board has adopted a written policy that applies to interested transactions with related parties. For purposes of the policy, interested transactions include transactions, arrangements or relationships involving amounts greater than $100,000 in the aggregate in which the Company is a participant and a related person has a direct or indirect interest. Related persons are deemed to include executive officers, directors, director-nominees, owners of more than five percent of our Common Stock or an immediate family member of the preceding group. The policy provides that the Governance Committee is responsible for the review and approval of all such related person transactions.

The Governance Committee reviews the material facts of all interested transactions that require its approval and either approves or disapproves of the entry into the interested transaction, subject to certain exceptions described below. The policy prohibits any director from participating in any discussion or approval of an interested transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the Governance Committee. As part of its review and approval of a related person transaction, the Governance Committee considers, among other things, whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our related person transactions policy also provides that certain interested transactions will have standing pre-approval from the Governance Committee. These include: (1) employment of executive officers if the compensation is disclosed in the proxy statement or approved by the Board or the Compensation Committee; (2) employment of an immediate family member of a director, director nominee or executive officer with compensation that does not exceed $120,000; (3) director compensation that is disclosed in the proxy statement; (4) transactions with companies where the business is less than the larger of $1 million or two percent of the other company’s total revenues; (5) certain charitable contributions; (6) transactions where all stockholders receive proportional benefits; (7) transactions involving competitive bids; (8) regulated transactions; (9) certain banking services; and (10) certain transactions available to all employees or third parties generally.

Director Attendance Policy

Directors are expected to attend the Board meetings and meetings of Committees on which they serve, as well as our annual meeting of stockholders.

Indemnification Agreements

Our directors are asked to enter into individual Indemnification Agreements with SunCoke Energy when joining the Board. The Indemnification Agreement is the same for each director and provides contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation and the By-laws. The Indemnification Agreement provides each director with indemnification to the fullest extent permitted by law. Subject to certain limitations and exceptions, the Indemnification Agreement provides, among other things, that we will indemnify each director against expenses, liabilities, losses, judgments, fines and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the director is or was our director or by reason of the fact that the director is or was serving at our request as a director, officer, manager, trustee, fiduciary, employee or agent of another entity, with certain stated exceptions. In addition, under the Indemnification Agreement, we are obligated to advance payment to each director for all expenses reasonably incurred by such director with respect to the events or occurrences specified above, provided that the director must repay the advanced expenses to the extent that it is ultimately determined that the director is not entitled to indemnification under the terms of the Indemnification Agreement.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our Chairman, President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President and Controller and other senior financial officers. The Code of Business Conduct and Ethics is posted on our corporate website at www.SunCoke.com.

Oversight of Management Succession

The Company has adopted a management succession policy pursuant to which the Board of Directors regularly reviews the Company’s succession plan for the CEO and other senior executives. This process is designed to prepare the Company for both planned succession events as well as unplanned succession events, such as those arising from unexpected illness or death or other sudden departure, to ensure the stability and accountability of the Company during periods of transition. The Board of Directors’ periodic review of the Company’s succession plan includes an evaluation of potential candidates for the CEO position and other senior executive positions, including an assessment of whether each candidate possesses the skills, experience, education, and other attributes that the Board of Directors believes to be required for such positions in light of the Company’s business, operations, strategy and culture. The Company’s management succession policy also provides process guidelines in the event of an emergency management succession event.

Board of Directors and Committee Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. As such, our Board and each of our committees conduct an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Governance Committee oversees the evaluation process.

The results of these annual self-evaluations have led to changes aimed at improving the Board’s effectiveness, including the appropriate distribution of oversight responsibilities across the various committees of the Board, the conduct of executive sessions, and considerations of the type and content of information included in meeting materials.

Communications with the Board

Stockholders and other interested persons may communicate any concerns they may have regarding SunCoke Energy to the attention of the Board or to any specific member of the Board, including the Chairman, by writing to the following address:

SunCoke Energy, Inc.

c/o Corporate Secretary

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Communications directed to the independent directors as a group should be sent to the attention of the Chairman, c/o the Corporate Secretary, at the address indicated above. Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls or other audit matters that he or she wishes to bring to the attention of the Audit Committee of the Board may communicate those concerns to the Audit Committee or its Chair, c/o the Corporate Secretary, using the address indicated above.

DIRECTOR COMPENSATION

The compensation program for our independent directors is designed to attract experienced and highly qualified directors, provide appropriate compensation for their time, efforts, commitment and contributions to SunCoke Energy and our stockholders and align the interests of the independent directors and our stockholders. The Governance Committee reviews director compensation regularly. In 2021, Meridian Compensation Partners LLC (“Meridian”), an an independent compensation consulting firm, presented a benchmarking report on director compensation for the same peer group of companies that the Compensation Committee uses for determining compensation for our executives. After reviewing the information presented by Meridian, as well as other public information on the topic, the Governance Committee evaluated the plan design and compensation levels to ensure that they are consistent with market trends and made recommendations of appropriate changes to the Board.

Annual Retainer

SunCoke Energy does not pay meeting fees. The table below summarizes the current structure of the independent director compensation program for SunCoke Energy’s independent directors:

BOARD SERVICE
Annual Retainer (Cash Portion)	$90,000
Annual Retainer (Stock Portion)	$120,000

COMMITTEE SERVICE
Annual non-executive Chairman Retainer	$80,000
Annual Lead Director Retainer (if applicable)	$30,000
Annual Committee Chair Retainers:
• Audit Committee Chair	$25,000
• Compensation Committee Chair	$15,000
• Governance Committee Chair	$12,000
Annual Audit Committee Member Retainer	$10,000

Retainer Stock Plan

The SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors, or Retainer Stock Plan, provides for the payment of a portion of the independent directors’ annual retainer in the form of our Common Stock. The Retainer Stock Plan also allows each independent director to elect to receive payment of all or a portion of his or her cash retainer(s) in the form of our Common Stock. Payments pursuant to the Retainer Stock Plan are made quarterly in the number of shares of our Common Stock determined by dividing one-fourth of the aggregate portion of the annual retainer payable in our Common Stock by the average closing price for a share of our Common Stock for the ten trading days on the NYSE immediately prior to the payment date.

Director’s Deferred Compensation Plan

The SunCoke Energy, Inc. Directors’ Deferred Compensation Plan, or Directors’ Deferred Compensation Plan, permits independent directors to defer a portion of their stock and cash compensation. Each independent director may designate his or her compensation to be deferred in the form of share units. A share unit is treated as if it were invested in shares of our Common Stock, but it does not have voting rights. Share units are credited with dividend equivalents that entitle the holder to receive payment in an amount equal to the cash dividends payable on a number of shares of Common Stock equal to the number of outstanding share units. The dividend equivalents are credited to a bookkeeping account for each director who has deferred share units. The dividend equivalent account does not bear interest. Vesting and payment of dividend equivalents coincides with the vesting and settlement of the related share units. Payment of compensation deferred under the Directors’ Deferred Compensation Plan will be made at, or commence on, January 15 of the calendar year following the calendar year in which an independent director ceases to provide services to SunCoke Energy, with successive annual installment payments made no earlier than January 15 of each such year. Share units are settled in an equivalent number of shares of Common Stock on the payment date.

Director Stock Ownership Guidelines

Each independent director is expected to own a number of shares of our Common Stock having an aggregate market value equal to at least five times the independent director’s annual cash retainer. Share units credited to an independent director’s deferred compensation account under the Directors’ Deferred Compensation Plan will be counted for purposes of determining compliance with these guidelines. Once the applicable guideline ownership level has been attained, compliance will not otherwise be affected by a subsequent decline in the trading price of Common Stock. Our directors are allowed a five-year phase-in period to reach their respective stock ownership goals in order to comply with the applicable guidelines. As of December 31, 2021, all of our independent directors were in compliance with the guidelines. Each of our directors with less than five years of service (Ms. Landahl, Ms. Carnes, Mr. Anton, Mr. Della Ratta and Mr. Lewis) will have five years from their respective appointments to the Board in which to meet their respective stock ownership goals.

Director Compensation Table

The table below sets forth the compensation paid by SunCoke Energy, Inc. to its independent directors in fiscal 2021. Mr. Rippey is an employee director and does not receive separate compensation for his Board service.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Arthur F. Anton	161,667	115,000					276,667

Alvin Bledsoe (3)	31,667	43,125					74,792

Martha Z. Carnes	105,000	115,000					220,000

Ralph M. Della Ratta, Jr.	51,250	166,250					217,500

Susan R. Landahl	90,000	115,000					205,000

Michael W. Lewis	90,000	115,000					205,000

James E. Sweetnam (4)	34,167	43,125					77,292

(1)

The amounts in this column include all cash retainers paid, or deferred pursuant to the Directors’ Deferred Compensation Plan. During 2021, Mr. Sweetnam deferred his cash compensation into the Directors’ Deferred Compensation Plan in the form of cash units, credited with interest at an annual rate of 1.96%.

(2)

The amounts in this column represent the grant date fair value of the stock retainer payments paid to each director in fiscal 2021 as of the date of each quarterly payment, calculated pursuant to FASB ASC Topic 718. The number of shares granted to each non-employee director was determined by dividing the applicable quarterly stock retainer payment by the average closing price of a share of Common Stock for the ten trading days preceding the date of grant. Messrs. Bledsoe, Lewis and Sweetnam, and Mss. Carnes and Landahl each deferred their respective stock retainers into the Directors’ Deferred Compensation Plan.

(3)

Mr. Bledsoe retired from the Board effective as of May 13, 2021. Figures in the foregoing table reflect the prorated amount of his compensation earned during the first half of 2021. During his tenure on our Board of Directors, Mr. Bledsoe had elected to defer a portion of his compensation into the Directors’ Deferred Compensation Plan, in the form of share units. The entire balance of these share units were converted into cash units after his retirement pursuant to his prior election under the Directors’ Deferred Compensation Plan. The converted share units were valued using the average closing price of a share of SunCoke Energy Common Stock for the ten trading days preceding the effective date of this one-time conversion election. In accordance with his deferred compensation payout election, Mr. Bledsoe received a single lump sum cash payment of the compensation credited to his deferred compensation account. This payment, in the amount of $933,931, was made on January 14, 2022.

(4)

Mr. Sweetnam retired from the Board effective as of May 13, 2021. Figures in the foregoing table reflect the prorated amount of his compensation earned during the first half of 2021. During his tenure on our Board, Mr. Sweetnam had elected to defer a portion of his compensation into the Directors’ Deferred Compensation Plan. Sixty percent of these share units were converted into cash units, pursuant to his prior election under the Directors’ Deferred Compensation Plan. The converted share units were valued using the average closing price of a share of SunCoke Energy Common Stock for the ten trading days preceding the effective date of this one-time conversion election. In accordance with his deferred compensation payout election, Mr. Sweetnam is receiving payment in cash, in two successive and approximately equal annual installments, of the total compensation credited to his deferred compensation account. The first of these two cash installment payments to Mr. Sweetnam, in the amount of $935,573, was made on January 14, 2022.

PROPOSAL 2 — APPROVAL OF SUNCOKE ENERGY, INC.

OMNIBUS LONG-TERM INCENTIVE PLAN

General

We currently provide equity-based awards to employees pursuant to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan and to directors pursuant to the SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors (collective referred to as the “Prior Plans”). At the 2022 Annual Meeting, the Company’s stockholders will be asked to approve a new plan, the SunCoke Energy, Inc. Omnibus Long-Term Incentive Plan (“Plan”) that will provide for grants to both employees and directors. If the Plan is approved by the Company’s stockholders, no additional awards will be granted under the Prior Plans and the Prior Plans will be terminated. However, the Prior Plans would continue to govern awards previously granted under them.

Reasons for the Plan

The Plan is intended to promote the interests of the Company and its stockholders by offering competitive long-term incentives to those employees responsible for the Company’s long-term profitable growth (“Key Employees”) as well as to the Company’s directors. The Board of Directors believes the interests of the Company and its stockholders will be advanced if the Company can continue to offer eligible employees and directors the opportunity to acquire or increase their proprietary interest in the Company through equity awards made under the Plan.

The Company’s ability to attract, retain and motivate high-caliber qualified personnel and directors is vital to our efforts to implement changes in our business development strategies that we believe are necessary to create consistent and sustainable growth and profitability. The Compensation Committee believes that it is in the Company’s best interests to provide shares of Common Stock for grant under the Plan. The Company’s use of equity compensation allows it to offer market competitive compensation packages that effectively align employee and director incentives with the success of our business development efforts and stockholder interests.

As of March 16, 2022, 2,491,938 shares of our Common Stock remained available for future award grants under the Prior Plans. Based on our three-year average run rate (annual level of shares granted under Awards), the Company believes that this pool of shares will be exhausted during 2024. Without shares of Common Stock available for grants to our Key Employees and directors, our ability to offer competitive compensation packages to existing employees and directors and to attract additional talented key employees and directors will be compromised. Accordingly, on February 23, 2022, the Compensation Committee recommended to the Board and the Board on February 24, 2022 approved the Plan, subject to stockholder approval, with the number of shares of Common Stock available for issuance under the Plan equal to the sum of (i) 2,491,938 shares of Common Stock (less the number of shares of Common Stock with respect to awards granted from the Prior Plans from March 16, 2022 until May 12, 2022) transferred from the Prior Plans to the Plan on the date stockholders’ approve the Plan, (ii) 2,700,000 shares of Common Stock and (iii) any shares of Common Stock subject to any awards granted under the Prior Plans that are outstanding on the date of stockholder approval of the Plan and that return to the share reserve due to lapse, forfeiture, expiration, termination, cancellation, cashout or tax withholding.

In setting the proposed number of shares reserved and issuable under the Plan, the Compensation Committee and the Board considered a number of factors, which included the following:

•

The Company’s three-year average burn rate. Our three-year average burn rate was 0.78% for fiscal year 2019 through fiscal year 2021 and our one-year burn rate for fiscal year 2021 was 0.83%. We define burn rate as the total number of full value shares (i.e., awards other than stock options and stock appreciation rights (“SARs”)) and the total number of stock options and SARs granted to participants over one fiscal year expressed as a percent of the fully diluted weighted average common shares outstanding. We average our burn rate over a three fiscal years to determine our three-year average burn rate. We believe our historical burn rates are reasonable for a company of our size in our industry.

•

Duration that shares available for issuance under the Plan are expected to last. Based on the requested number of shares to be reserved under the Plan (including shares transferred from the Prior Plans to the Plan) and on our three-year average burn rate, we expect that the share reserve will cover Awards (as defined below) for approximately 8.6 years. We believe the expected life of the share reserve is reasonable and will ensure sufficient funding for equity awards for a significant number of years.

•

Expected potential dilution. The potential dilution under our Prior Plans was 6.4%. The Plan will increase potential dilution by 3.1%. Therefore, as of the record date, the total potential dilution with the shares requested for the Plan would approximate 9.5% in total. We define potential dilution as the sum of the total number of (i) outstanding full value share grants, (i.e., awards other than stock options and SARs), (ii) outstanding stock options and (iii) shares of Common Stock available for future grants under the Plan, expressed as a percentage of the fully diluted weighted average common shares outstanding. We believe that the expected potential dilution that will result from the Plan is reasonable for a Company of our size in our industry.

•

Other considerations. In approving the Plan and the number of shares reserved for issuance thereunder, the Compensation Committee and Board of Directors also considered our long-term incentive pay strategy of emphasizing equity grants to executives and directors to align their interests to those of our stockholders and also reviewed an analysis of equity grant practices for our industry peer group provided by our independent compensation consultant.

Determination of Burn Rate and Total Potential Dilution

The table below shows the calculation of our three-year average annual burn rate of 0.78% of shares outstanding:

	2019	2020	2021	Average
Stock options granted	267,897	0	0	133,949
Full-value awards (RSUs, PSUs & director stock awards) granted	385,095	550,751	686,202	540,683
Total equity grants	652,992	550,751	686,202	629,982
Weighted average basic shares outstanding	76,800,000	83,000,000	83,000,000	80,933,333
Burn rate	0.85%	0.66%	0.83%	0.78%

The table below shows the calculation of total potential dilution, taking into account the number of shares requested under the Plan.

As of March 16, 2022
Full value awards (RSUs, PSUs & director stock awards) outstanding [1]	1,545,791
Stock options or SARs outstanding [2]	1,647,330
Total shares subject to outstanding awards	3,193,121
Shares available for future grants under the Prior Plans [3]	2,491,938
Additional shares requested under the Plan	2,700,000
Shares available for future grants under the Prior Plans, additional shares requested under the Plan, plus shares subject to outstanding awards	8,385,059
Total shares of common stock outstanding	83,320,204
Total potential dilution (on a fully-diluted basis)	9.1%

NOTES TO TABLE

1.	The number of shares of outstanding PSUs assumes performance at the target performance level. 498,646 additional shares are subject to potential above-target payout of PSUs.

2.	As of March 16, 2022, the weighted average exercise price for outstanding stock options is $15.02, and the weighted average remaining contractual term for outstanding options is 3.26 years.

3.

The number of shares remaining available for future grant under the Prior Plans reflects PSUs at target payout. Only the number of shares remaining available for future grant under the Prior Plans will be transferred to the Plan.

Key Plan Features

➢ The Plan prohibits the granting of discounted stock options and SARs.	☑

➢ The Plan prohibits repricing and cash buyouts of underwater stock options or SARs without stockholder approval.	☑

➢ The Plan does not provide for any tax gross-ups for excise taxes payable in connection with a change in control.	☑

➢ The Plan requires that awards are subject to clawback provisions.	☑

➢   Awards assumed or replaced by an entity acquiring the Company will be subject to double-trigger vesting (i.e., such awards will vest solely upon a qualifying termination following a change in control), otherwise awards not so assumed or replaced will vest upon a change in control

☑

➢ The Plan has no “evergreen” features.	☑

➢ Dividends and dividend equivalents are paid only to the extent that awards actually vest.	☑

➢ The Plan will be administered by the Company’s independent Compensation Committee.	☑

Summary of Plan Provisions

The following summary is qualified in its entirety by reference to the full text of the Plan, attached hereto as Exhibit A.

•	Eligibility

The following persons are eligible to participate in the Plan: (i) any employee of the Company (or a subsidiary) designated as a participant by the Compensation Committee of the Company’s Board of Directors (the “Committee”); (ii) any director of the Company and (iii) any person receiving an award under the Plan in connection with such person’s hiring; provided, however, that such award does not vest prior to commencement of employment. As of December 31, 2021, the Company and its subsidiaries had 1,127 employees and six directors.

•	Administration

The Plan is administered by the Committee, which has the authority to: (i) designate participants; (ii) grant awards under the Plan; (iii) determine the applicable terms and conditions of awards; (iv) interpret the Plan; and (v) adopt, amend and rescind rules and regulations relating to the Plan. The decisions and of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. The Board of Directors or the Committee may also authorize a different committee of directors to administer the Plan or one or more officers of the Company to make awards to Key Employees of the Company other than themselves.

•	Shares Subject to the Plan

The maximum number of shares of the Company’s Common Stock issuable under the plan is equal to the sum of (i) 2,491,938 shares of Common Stock (less the number of shares of Common Stock with respect to awards granted from the Prior Plans from March 16, 2022 until May 12, 2022) transferred from the Prior Plans to the Plan on the date stockholders approve the Plan , (ii) 2,700,000 shares of Common Stock and (iii) any shares of Common Stock subject to any awards granted under the Prior Plans that are outstanding on the date of stockholder approval of the Plan and that return to the share reserve due to lapse, forfeiture, expiration, termination, cancellation, cashout or tax withholding. The maximum number of shares that can be issued under the Plan cannot be increased without stockholder approval.

•	Types of Awards

Awards under the Plan may be in the form of any one or more of the following:

➢	Stock Options

The Committee may grant non-qualified stock options or incentive stock options (entitled to potentially favorable tax treatment) under the Plan. The term and the vesting schedule of each stock option will be determined by the Committee. No stock option may be exercised after the expiration of its term, and the maximum term of any stock option will be ten years. Stock options may be granted with time-based vesting, or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price, determined at the time of grant, will be at least 100% of the fair market value of a share on the date of grant. For incentive stock options granted to key employees who own more than 10% of the total outstanding shares of the Company or any subsidiaries, the stock option exercise price will be 110% of the fair market value of a share on the date of grant. Incentive stock options with respect to no more than one million shares of the Company may be granted under the Plan. Consistent with applicable laws, regulations and rules, payment of the exercise price may be made in cash, by cashless exercise, or by delivery or withholding of shares having an aggregate fair market value equal to the exercise price. Participants do not have any right to receive payment of cash dividends, or crediting of dividend equivalents, on shares of

Company Common Stock subject to unexercised stock options. No dividends or dividend equivalents will be paid with respect to any shares subject to stock options prior to exercise of the options. Dividends may be paid only upon shares of actual stock received as a result of the exercise of such options.

➢	Restricted Stock

The Committee may award shares of stock with time-based vesting conditioned upon continued employment with the Company, or with vesting conditioned upon satisfaction of specified performance goals and other conditions. Once the applicable restricted stock grant award conditions have been satisfied, the participant will be vested in the shares and will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Vesting of the right to receive dividends is conditioned upon actual vesting of the restricted stock.

➢	Share Units

Under the Plan, the Committee may award share units with time-based vesting conditioned upon continued employment with the Company (“RSUs”), or with vesting conditioned upon satisfaction of specified performance goals and other conditions (“PSUs”). Participants are not required to pay any consideration to the Company at the time of grant. Upon vesting, share units may be settled either in shares of the Company’s Common Stock, or in cash, at the sole discretion of the Committee. The medium of payment will be set forth in participant’s award agreement. Vesting of dividend equivalent rights is conditioned upon actual vesting of the share unit award.

➢	SARs

The Committee may grant SARs under the Plan. The vesting schedule and number of shares covered by each SAR will be determined by the Committee. SARs may be grated with time-based vesting, or with vesting conditioned upon satisfaction of specified performance goals and other conditions. The exercise price of an SAR will be established by the Committee and may not be less than 100% of the fair market value of a share on the date of grant. The term and vesting schedule of each SAR shall be determined by the Committee. No SAR shall be exercisable after the expiration of its term and the maximum term of any SAR shall be ten years. SARs may be paid in cash or in shares of the Company’s Common Stock, or any combination thereof, as determined by the Committee, in its sole discretion, at the time of grant. Upon exercise of an SAR, the participant will be entitled to receive a number of shares of the Company’s Common Stock (or an applicable amount of cash) having an aggregate fair market value equal to the excess of the fair market value of one share (as of the date on which the SAR is exercised) over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. No dividends or dividend equivalents will be paid with respect to any SARs. Participants do not have the right to receive payment of cash dividends, or crediting of any dividend equivalents, on SARs until settlement of such SARs in the form of actual shares of Company Common Stock has occurred. Dividends may be paid only upon shares of actual stock received as a result of such settlement. SARs settled in cash do not receive dividends and are not credited with dividend equivalents.

➢	Cash-Based Awards

The Committee may grant awards denominated in cash in such amounts and upon such terms and conditions as the Committee may determine.

➢	Other Stock-Based Awards

The Committee may grant other types of stock-based or stock-related awards in such amounts and upon such terms and conditions as the Committee may determine.    Such awards may involve the transfer of shares or payment in cash or otherwise of amounts based on the value of shares.

•	Other

➢	No Repricing

In no case would any adjustment be made to a stock option or SAR award under the Plan, whether by amendment, cancellation and re-grant, exchange, or other means, that would constitute a repricing of the per-share exercise or base price of the award, unless such re-pricing is approved by the Company’s stockholders.

➢	Transferability

Awards under the Plan are not generally assignable or transferable by the recipient other than by will or by the laws of descent and distribution, or to the extent not inconsistent with applicable provisions of the Internal Revenue Code, pursuant to a qualified domestic relations order under applicable provisions of law. Awards generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable, or shares issuable, pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. In no event will any Plan participant be permitted to transfer stock options to a third-party financial institution without approval of the Company’s stockholders.

➢	Share Counting

Shares of Common Stock withheld or surrendered to pay the option exercise price for a stock option or SAR will not be added back to the aggregate number of shares of Common Stock that may be made subject to awards under the Plan, and will not be available for future grant or issuance under the Plan. The Company may not increase the applicable share limits of the Plan by repurchasing shares of Common Stock on the market using cash received through the exercise of stock options. To the extent that an award is settled in cash, the shares that would have been delivered had there been no such cash settlement will not be counted against the shares available for issuance under the Plan. Shares subject to awards that expire, or for any reason are cancelled, terminated, forfeited, fail to vest, or are otherwise unpaid or undelivered under the Plan, will again be available for issuance pursuant to subsequent awards under the Plan. Shares of Common Stock withheld or delivered (by actual delivery or attestation) to satisfy tax withholding requirements related to an award other than a stock option or SAR will be added back to the aggregate number of shares of Common Stock that may be made subject to awards under the Plan, and will be available for future grant or issuance under the Plan. Substitute awards granted upon the assumption or in substitution or exchange for outstanding awards granted by an entity acquired by the Company do not reduce the number of shares of Common Stock available for future grant or issuance under the Plan.

•	Forfeiture Provisions

Awards and the shares of Common Stock or cash payments received in connection with any award granted under the Plan will be subject to the Company’s recoupment policy.

•	Change in Control Provisions/Equitable Adjustments

The Plan provides that unless otherwise set forth in an award agreement, in the event of a change in control, the surviving or purchasing entity will assume the rights and obligations under the awards or substitute substantially equivalent awards with terms no less favorable than the terms of the awards they replace and to the extent the surviving or purchasing entity does not assume or substitute such awards, awards shall vest and promptly be settled

In the event of a change in the company’s capitalization that constitutes an equity restructuring, such as a stock split, the Committee will make adjustments to the number of authorized shares set forth above, and the Committee may, but need not, make adjustments in the case of other changes. In the event of certain fundamental changes, such as a merger or sale of all or substantially all of the company’s assets, the Committee may provide for assumption or replacement of outstanding awards by the successor entity, or cancellation of such outstanding awards in exchange for cash, property, or a combination thereof, having an aggregate value equal to the value of such awards, as determined by the Committee in its sole discretion.

•	Amendment and Termination

The Committee may amend, alter, or discontinue the Plan at any time, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. No amendment, alteration or discontinuation may be made that materially impairs the rights of a participant with respect to a previously granted award without such Participant’s consent, except an amendment alteration or discontinuation made to comply with applicable laws, regulations or rules.

•	Compliance with Code §409A

It is the Company’s intention that no award under the Plan be “deferred compensation” subject to Section 409A of the Internal Revenue Code (the “Code”), and the terms and conditions of all such awards will be interpreted accordingly, unless and only to the extent that the Committee specifically determines otherwise. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such awards in the event of a change in control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the participant’s termination of employment shall be delayed until the first day of the seventh month following the Participant’s termination of employment if the participant is a “specified employee” within the meaning of Section 409A of the Code.

•	Summary of Federal Income Tax Implications of Participation in the Plan

The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

➢	Non-Qualified Stock Options.

A participant will not recognize any income at the time of grant. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

➢	Incentive Stock Options.

A participant will not recognize any income at the time of grant. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells such shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax. In order to qualify as an incentive stock option, the option must be exercised no later than three months after the participant’s termination of employment for any reason other than death or disability and no later than one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

➢	Restricted Stock Awards/Share Units/Other Stock-Based Awards.

If a participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when the participant receives cash or shares pursuant to the settlement of share units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant. If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that was previously deducted from our gross income in the taxable year of the forfeiture.

➢	SARs.

A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

➢	Cash-Based Awards

A participant will not recognize any income upon the grant of a contingent right to cash or a unit payable in cash. Rather, taxation will be postponed until such cash or unit becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

New Plan Benefits

The Company has not approved any awards conditioned on stockholder approval of the Plan proposal. If the Plan is approved by the Company’s stockholders, the Committee, in its sole discretion, will select the participants to receive awards as well as the size and types of those awards. Thus, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to particular individuals or groups under the Plan. As described in the Director Compensation section above, directors receive stock awards as part of their retainer for service as a director.

As of March 16, 2022, the fair market value of a share of Company common stock was $8.16.

Vote Required for Approval

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2022 Annual Meeting.

We believe stockholders should support this proposal to amend the SunCoke Energy, Inc. Omnibus Long-Term Incentive Plan for the following reasons:

•

Share-based compensation is a major component of executive and director compensation, allowing the Compensation Committee to effectively align employee and director incentives with stockholder interests.

•	Share-based compensation is a critical competitive component of executive and director compensation, allowing the Company to attract and retain top executive talent.

•	Share-based compensation has been judiciously used over the past three years. Our three-year average annual share usage rate of 0.78% is reasonable for a company of our size in our industry.

The Board of Directors recommends a vote “FOR” approval of the Plan.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in the Annual Report on Form 10-K for the year ended December 31, 2021.

Members of the Compensation Committee:

•	Ralph M. Della Ratta, Jr. (Chair)

•	Arthur F. Anton

•	Susan R. Landahl

Compensation Discussion and Analysis (“CD&A”)

This CD&A describes the material elements of the 2021 compensation and benefit programs for our named executive officers, or NEOs. Our NEOs for 2021, which consist of those executive officers who appear in the Summary Compensation Table, were:

(1)	Michael G. Rippey, President and Chief Executive Officer(1);

(2)	Katherine T. Gates, Senior Vice President, Chief Legal Officer and Chief Human Resources Officer;

(3)	P. Michael Hardesty, Senior Vice President Commercial Operations, Business Development, Terminals and International Coke;

(4)	John F. Quanci, Vice President, Chief Technology Officer;

(5)	Fay West, former Senior Vice President and Chief Financial Officer; and

(6)	Allison S. Lausas, former Interim Senior Vice President and Chief Financial Officer.

The CD&A is organized into five sections:

SECTION 1 -- EXECUTIVE SUMMARY

SECTION 2 -- OUR COMPENSATION PHILOSOPHY

SECTION 3 -- ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND

                           MARKET DATA

SECTION 4 -- ELEMENTS OF COMPENSATION:

                           PAY MIX, OPPORTUNITY AND LEVERAGE

SECTION 5 -- OTHER COMPENSATION INFORMATION

[1]	Mr. Rippey also served as the Company’s principal financial officer following Ms. Lausas’ departure, during the period from July 23, 2021 through March 6, 2022.

SECTION 1 -- EXECUTIVE SUMMARY

2021 was a historic year for SunCoke. We delivered record financial results underpinned by successful entry into and participation in the export and foundry coke markets—strategies that are advancing the Company as a supplier of high quality products to a more diverse customer base. We have developed strong customer relationships due to our high quality products and operational and technical expertise, and expect to increase participation in both markets in 2022. Entry into these markets, in addition to successful execution on our contracted coke sales, enabled our Domestic Coke facilities to operate at full capacity.

This strong Domestic Coke performance along with higher volumes, price realization, and the addition of a new product, iron ore, in our Logistics segment drove record Adjusted EBITDA and operating cash flow. We delivered $275.4 million of Adjusted EBITDA in 20211, the highest in the Company’s history, exceeding our revised guidance range of $255 million to $265 million. Additionally, we generated $233.1 million in operating cash flow, which was also above our revised guidance range of $209 million to $224 million. Our long-term, take-or-pay coke contracts continue to provide stability to our coke operations, which now also include a new five-year take-or-pay contract with Algoma Steel beginning in 2022, with average sales of approximately 150 thousand tons of blast furnace coke per year. This new contract addresses a portion of the Company’s un-contracted coke tonnage for the next five years and provides further customer diversification

We successfully executed a major debt refinancing which allowed us to achieve annual interest rate savings of approximately $17 million and extend our debt maturities significantly. This debt refinancing is a significant step toward matching the Company’s capital structure with our operating plants. From a capital allocation perspective, we deployed our operating cash flow to reduce our gross debt by approximately $64 million in 2021. Additionally, we returned meaningful capital of $20 million to our stockholders through the declaration and payment of a $0.24 per share annual dividend, and we anticipate this dividend to continue in 2022.

Safety is our first priority, and our 2021 performance was the Company’s best since 2016, despite the challenges of COVID-19. SunCoke’s year-over-year safety performance is consistently better than steel and coke industry-wide rates, demonstrating our strong commitment to safety, and we set our safety target, for the purposes of our annual incentive plan, better than industry benchmarks. Our excellent safety record is best understood in comparison to industry-wide safety performance. Our Total Recordable Incident Rate (“TRIR”) was 0.76 for 2021. For comparison, the most recent data from the Bureau of Labor Statistics reports the overall TRIR for Petroleum and Coal (Coke) Products Manufacturing is 3.1, and for the Iron and Steel Mills Sector is 2.1.

Environmental performance has always been central to our operations, and the Company continues to utilize actual, measurable environmental performance for the compensation program—as it has done since the Company’s inception. Our 2021 performance was outstanding, achieving the maximum metrics and continuing our consistent, strong results from both 2020 and 2019 as well.

[1]

For a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income, its most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021.

2021 PERFORMANCE HIGHLIGHTS

The focus of our executive team and employees on the Company’s long-term success was evidenced by significant performance achievements and advancement of strategic goals in 2021. We made substantial progress towards diversifying our customer base, further strengthening our capital structure, and returning capital to stockholders. The foundation for these accomplishments was first-rate, consistent operational execution, including strong safety and environmental performance.

Here is a summary of our major accomplishments during 2021:

Delivered record-setting financial performance

•   Achieved the highest consolidated Adjusted EBITDA in SunCoke’s history ($275.4 million)

•   Exceeded revised guidance range ($255 to $265 million) due to excellent domestic coke performance as well as higher volumes, price realization and a new product at the Convent Marine Terminal

Supported full capacity utilization of cokemaking assets via export and foundry sales

•   Our domestic coke fleet operated at full capacity

•   Successfully entered and participated in foundry and export coke markets, and developed strong customer relationships in both markets

•   Successfully executed on our contracted coke sales and signed a new five-year take-or-pay furnace coke contract with Algoma Steel with average annual sales volumes of approximately 150,000 tons

Further stabilized and strengthened SunCoke’s capital structure

•   Lowered gross debt by approximately $64 million, resulting in current gross leverage ratio of 2.3x, on a last twelve months basis

•   Executed debt refinancing that achieved an annual interest rate savings of approximately $17 million

•   Extended the maturity of outstanding notes by four years and extended revolving credit facility maturity by two years

Returned meaningful capital to stockholders	• Declared and paid $0.24 per share annual dividend, returning $20 million to stockholders, and we anticipate this dividend to continue in 2022

Demonstrated strong commitment to safety and environmental

•   Continued to deliver strong safety and operational excellence, with safety performance significantly better than industry-wide rates

•   Demonstrated rigorous environmental compliance and contributed to lower carbon steelmaking by providing high-quality, high strength coke that lowers need for carbon-intensive fuels in blast furnace

Responding to COVID-19

At SunCoke, our response to the COVID-19 pandemic has been protecting the health and safety of our employees and contractors by ensuring COVID-19 does not spread in the workplace. Our COVID-19 Task Force, established in 2020, continued to monitor and implement federal, state, and local guidelines, including those from the Centers for Disease Control and Prevention (CDC). We have also applied specific protocols and work practices to further safeguard our employees. SunCoke’s Board and its committees regularly review our COVID-19 response, including enhanced health and safety measures for our workforce.

Historical Financial Performance

We delivered strong financial and operating performance in 2021 and have met or beat our guidance in each of the last six years. Despite this consistent financial performance, SunCoke’s stock price does experience volatility caused primarily by steel industry outlook factors. Because our stock price is highly correlated with that of our customers, this steel industry outlook and our customer’s performance can create a disconnect between the Company’s operating results and stock price.

Shareholder Engagement

The Company values feedback from all of its stockholders and regularly engages with them both at conferences and one-on-one. We believe this approach to engaging proactively and openly drives increased accountability, well-rounded decision-making, and ultimately furthers creation of long-term value. During 2021, we engaged with 78 investors, via audiovisual conferences. In addition, the Company’s President and Chief Executive Officer and others regularly engage in dialogue with stockholders through the Company’s quarterly earnings call.

The Company received no recommendations on executive compensation from stockholders in 2021. In addition, our “Say on Pay” vote in 2021 received 93.4% support from stockholders.

The Company’s Board and the Compensation Committee reviewed the results of this vote and concluded that this level of approval reflects strong shareholder support of our compensation strategy and programs. In light of this approval, the structure of our pay programs has remained materially consistent from 2019 through 2021.

SECTION 2 -- OUR COMPENSATION PHILOSOPHY

Our Compensation Program is Designed Around These Guiding Principles:

Strong pay for performance orientation	• A significant portion of pay at risk based on performance. This aligns with our stockholders’ interests. • The level of pay at risk increases progressively at positions of greater responsibility.

Align Pay with Long-Term Interests of our Stockholders	• The principles of our compensation strategy are tied to paying for performance and increasing stockholders’ value over the long-term.

Attract, Reward & Retain Executives	• Our compensation structure supports our need to attract and retain top-level talent, including individuals with critical skills.

Provide Competitive Compensation

•   Our compensation levels use the median of the market as a reference point, with flexibility for individual experience and performance.

•   The market is defined by reference to general industry, as well as a specific peer group.

Avoid Legacy Liabilities	• We provide competitive benefits in a manner that emphasizes flexibility and avoidance of legacy liabilities. • For example, our NEOs have no defined benefit pension plan or retiree medical plan.

Compensation Governance Practices

We have a robust and ongoing annual process to plan, review and determine executive compensation, which includes engagement with our stockholders. Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while discouraging executives from taking excessive risks.

✓ WHAT WE DO:	× WHAT WE DON’T DO:

✓ Align pay and performance

✓   Regularly engage with our stockholders so that feedback on compensation can be provided

✓   Cap annual and long-term incentive awards

✓   Annually review risks associated with our compensation programs

✓   Require significant stock ownership of executive officers

✓   Utilize a market-based approach for determining NEO target pay levels

✓   Require a “double trigger” for change in control severance

✓   Provide for clawback of incentive awards if our financial statements are restated

✓   Utilize an independent compensation consultant

×   No tax gross-ups, including on change in control payments

×   No re-pricing or cash buyout of out-of-the-money stock options

×   No guaranteed minimum payout of annual or long-term performance awards

×   No individual employment contracts or individual change in control agreements beyond our severance / change in control plan

×   No hedging transactions, short sales or pledging of our Common Stock by our directors of executive officers

×   No dividends or dividend equivalents on unearned RSUs or performance shares

×   No perquisites, other than partial commuting allowances in lieu of relocation for certain executives

SECTION 3 -- ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND MARKET DATA

Role of Management

Each year, the Board of Directors establishes measurable performance goals and objectives for the CEO and the Company, and evaluates the CEO’s performance against these goals and objectives. The CEO, in turn, reviews the performance of our other NEOs and makes recommendations to the Compensation Committee with respect to their compensation, including salary and annual and long-term incentives.

After considering the data on market-based compensation provided by the Company’s independent compensation consultant, the Compensation Committee annually reviews and assesses the compensation of our NEOs. In so doing, the Compensation Committee also considers, among other things, the Company’s results of operations, relative shareholder return, other performance metrics, and the value of similar compensation for NEOs at comparable companies.

Based upon this review, the Compensation Committee presents its recommendations for approval to the full Board and, after considering the Compensation Committee’s recommendations, the Board determines the appropriate levels of compensation for the NEOs. The CEO attends Compensation Committee meetings, but is not present for, and does not participate in, discussions concerning the CEO’s own compensation.

Compensation Consultant

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation, and to approve the retention terms of the consultant, including fees. During most of 2021, Compensation Advisory Partners (“CAP”) served as independent compensation consultant. Since September 2021, however, the Compensation Committee has retained Meridian to provide advice on executive compensation matters. The Compensation Committee regularly reviews the consultant’s independence relative to key factors identified in the applicable listing standards of the NYSE. Based on its assessment, the Compensation Committee concluded that Meridian is independent and that no conflicts of interest exist.

Meridian provides advice on emerging trends, regulatory developments and data related to executive compensation. Meridian’s services included evaluating our NEO total compensation competitive positioning, developing our compensation peer group, assisting in our annual and long-term incentive plan design, assessing potential risks in our incentive plans, and assisting in the preparation of this CD&A. Meridian performs no other work for us.

Market Data

We operate in a unique sector of the industry, with no public companies that are direct competitors. The Compensation Committee considers national market survey data from Willis Towers Watson and Equilar. For Willis Towers Watson, this data was general industry survey data for companies with revenues of between $1 billion and $3 billion, while the data for Equilar was for companies with revenues between $1 billion to $5 billion (“General Industry Survey Data”). To supplement the survey data, the Compensation Committee has approved a peer group of 15 companies (the “Peer Group”).

The nature of SunCoke’s long-term take-or-pay coke contracts, which pass through commodity and certain operating costs to customers, makes revenue less meaningful criteria for purposes of selecting peer companies. As a result, the Company uses EBITDA as the primary financial metric in selecting companies from comparable industries. Selected companies generally fall within the range of one-third to three times SunCoke’s EBITDA. The Compensation Committee also considers other financial metrics, as appropriate, in making the final determination of peer companies. Market capitalization and enterprise value are used as reference measures when considering peer companies but these measures are very volatile, especially in our industry.

The approved compensation peer group was comprised of the following companies:

Company	1-Year EBITDA (millions)	3-Year EBITDA (millions)	1-Year Revenue (millions)	Market Cap. at 12/31/21 (millions)	Enterprise Value at 12/31/21 (millions)	Primary Industry
Cleveland-Cliffs Inc.	$5,170	$6,000	$20,444	$10,887	$16,489	Steel
Cabot Corporation	$619	$1,453	$3,409	$3,192	$4,427	Commodity Chemicals
Eagle Materials Inc.	$488	$1,281	$1,623	$6,771	$7,577	Construction Materials
Warrior Met Coal, Inc.	$410	$988	$1,059	$1,322	$1,443	Steel
Kraton Corporation	$387	$820	$1,970	$1,489	$2,446	Specialty Chemicals
Worthington Industries, Inc.	$376	$821	$3,171	$2,751	$2,747	Steel
Minerals Technologies Inc.	$335	$970	$1,858	$2,435	$3,205	Specialty Chemicals
Allegheny Technologies Incorporated	$270	$888	$2,800	$2,027	$3,452	Steel
Quaker Chemical Corporation	$264	$621	$1,761	$4,130	$4,918	Specialty Chemicals
Schnitzer Steel Industries, Inc.	$256	$474	$2,759	$1,445	$1,630	Steel
Ferro Corporation	$199	$446	$1,126	$1,806	$2,055	Specialty Chemicals
Koppers Holdings Inc.	$185	$589	$1,679	$667	$1,531	Commodity Chemicals
Materion Corporation	$137	$331	$1,511	$1,879	$2,010	Diversified Metals and Mining
Carpenter Technology Corporation	($12)	$620	$1,476	$1,407	$1,930	Steel
U.S. Concrete, Inc.			Acquired in 2021			Construction Materials

75th Percentile	$404	$983	$2,789	$3,082	$4,183
Median (n=16)	$303	$820	$1,810	$1,953	$2,597
25th Percentile	$213	$596	$1,539	$1,456	$1,950

SunCoke Energy, Inc.	$275	$726	$1,456	$548	$1,132	Steel
Percentile Rank	47%	43%	15%	0%	0%

Source for peer data: S&P Capital IQ Database

Note: Companies are sorted in descending order based on 1-Year EBITDA. U.S. Concrete was acquired in 2021. Thus, their information for 2021 was not available.

SECTION 4 -- ELEMENTS OF COMPENSATION: PAY MIX, OPPORTUNITY AND LEVERAGE

The total direct compensation opportunity for each NEO in 2021 was based on the NEO’s annual base salary, annual target cash incentive award opportunity and annual target long-term incentive award opportunity. In making its decisions, the Compensation Committee considered both the Peer Group and General Industry survey data for each NEO’s position. The Compensation Committee retains the flexibility to adjust compensation levels based upon other factors such as individual experience and performance.

Our philosophy is to drive a performance-oriented culture. To this end, performance-based compensation makes up a meaningful portion of each NEO’s compensation as demonstrated in the chart below. We consider the compensation we pay through annual cash incentives under the Annual Incentive Plan, or AIP, and Long Term Incentives, or LTI grants, to be performance-based.

These percentages are based on each current NEO’s salary and annual and long-term incentive targets for 2021.

Base Salary

Base salary is the only fixed portion of total direct compensation for our NEOs. We focus on setting base salaries that are market-based, though actual positioning may vary based on factors such as individual performance, responsibilities associated with the position, experience in the position and more broadly, internal equity and the competitive market at the time of recruitment.

The Compensation Committee considers adjustments to the base salaries of executive officers on an annual basis. The Compensation Committee approved a merit-based increase of 3% for Mr. Rippey’s base salary to recognize his leadership in 2020 including successful contract extensions for three of our domestic coke plants that contributed to exceptional 2021 financial results. Mr. Rippey’s base salary increase aligns his compensation closer to the peer group median. This increase along with increases for Ms. Gates, Mr. Hardesty, Mr. Quanci, and Ms. Lausas were approved in May 2021 and effective February 2021.

Named Executive Officer	2021 Annual Base Salary ($)	2020 Annual Base Salary ($)	Percentage Increase (%)
Mr. Rippey	952,750	925,000	3.0
Ms. Gates	463,500	450,000	3.0
Mr. Hardesty	445,578	432,600	3.0
Mr. Quanci	394,172	382,692	3.0
Ms. West	504,700	504,700	0.0
Ms. Lausas	334,750	325,000	3.0

Annual Cash Incentive Awards

Overview: The NEOs participated in the SunCoke Annual Incentive Plan, or AIP, which is a performance-based annual cash incentive plan designed to promote the achievement of our annual business objectives by providing competitive incentive opportunities to employees who can significantly impact our performance. The payout under the AIP for each NEO is based on a combination of financial and operating goals detailed below, as well as individual performance. The payment, if any, may not exceed 200% of a NEO’s target incentive opportunity. Attaining an award payout of 200% would require reaching the maximum payout (150%) for financial and operating goals and displaying extraordinary individual results.

Target Incentive Opportunity: Each executive has a target incentive opportunity that is expressed as a percentage of annual salary. For 2021, the Compensation Committee approved a market-based increase of 10% for Mr. Rippey’s target cash incentive to align his compensation with the peer group median. This increase along with 5% increases for Ms. Gates, Mr. Hardesty and Mr. Quanci, to align compensation with peer group median, were approved effective February 2021. The 2021 target incentives for our NEOs at year-end were as shown in the table below.

Named Executive Officer	Annual Base Salary ($)	Target Incentive as % of Salary
Mr. Rippey	952,750	110
Ms. Gates	463,500	75
Mr. Hardesty	445,578	75
Mr. Quanci	394,172	70
Ms. West	504,700	70
Ms. Lausas	334,750	45

For 2021, the AIP used the following corporate performance goals and weighting, which are unchanged from 2020:

Metric	Weighting	Rationale and Definition
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)	70%

Adjusted EBITDA was selected as the primary measure since it best aligns with key measures of our business strategy and strongly correlates with shareholder value creation.

As defined in Item 8 of the Company’s Form 10K, Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, and (gain) loss on extinguishment of debt.

Operating Cash Flow	10%	Operating cash flow measures the cash generated by our business activities. The cash generated by our business activities includes receipts from customers and payments for operating expenses.

Safety Performance	10%

Safety performance consists of an all-company target (Coke, Corporate and Logistics), which is measured using the regulatory Occupational Safety and Health Administration Total Recordable Incident Rate or TRIR (actual recordable incidents x 200,000, which is the approximate number of hours a person works each year multiplied by 100, divided by total man-hours worked). In addition, to achieve performance more than 100%, there must be no high severity incidents. High severity is defined as an injury resulting in permanent and total disability or resulting in a fatality.

Environmental Performance	10%

Environmental performance is determined by a comprehensive assessment of (i) venting levels relative to each plant’s operating permit or other agreements or allowances; (ii) the number of preventable “deviations,” which are defined as nonconformance with an Environmental Protection Agency air permit term; and (iii) consideration of other relevant factors. In conducting its assessment of these factors, the Compensation Committee uses a formulaic approach for (i) and (ii), but also applies its judgment when considering (iii) as a modifier.

The AIP threshold, or 25% achievement, is set at a level that represents minimum acceptable performance by the Company in the context of the business conditions and other challenges. The target, or 100% achievement, is set at a level that represents performance that is demanding but attainable. The maximum, 150% achievement, is set at a level that represents extraordinary performance. As with the NEOs, an employee’s individual performance is a factor in the ultimate payout, with the total AIP having a cap of 200%. Attaining an award payout of 200% would require reaching the maximum payout for financial and operating goals of 150% and displaying extraordinary individual results.

The 100% achievement factor for financial and operational metrics is set at the level of the Board-approved operating plan. The threshold (25%) and maximum (150%) achievement factors represent 80% and 105% of the target level performance, and a curve is utilized to establish payout levels between the threshold and maximum. The safety metric is based on annual performance relative to an internal target set each year, which is based on internal performance and external benchmarks. The environmental metric is based on annual permit compliance, including air emissions and deviations, as well as other factors important to the Company’s environmental results.

The Company’s payout curve is designed to incentivize executives to find every opportunity, no matter how small, to increase Adjusted EBITDA, without sacrificing safety or environmental performance. Because the Company’s Adjusted EBITDA is generated largely from take-or-pay coke contracts set at contract maximums with our customers, the opportunity for significant upside is limited. SunCoke typically sets guidance within a $10—$15 million range, so increases of even $2 million of Adjusted EBITDA should be encouraged and recognized.

AIP Compensation Decisions and Results: In approving the final payout of the 2021 Annual Incentive, the Compensation Committee used Adjusted EBITDA as the primary metric (70% corporate weighting). The following sets forth the quantitative performance goals for 2021 and the approved performance result as a percentage of target.

Metric	Weighting	Performance Goals			Actual Performance	Company Payout Factor
		Threshold	Target	Maximum
		25% of target		150% of target
Adjusted EBITDA ($MM)	70%	$174.0	$217.5	$228.4	$270.6	105.0%
Operating Cash Flow ($MM)	10%	$126.5	$170.0	$180.9	$233.1	15.0%
Safety Performance	10%	1.1	0.8	0.3	0.76	10.4%
Environmental Performance	10%	Comprehensive Assessment			150%	15.0%
Total Payout Factor						145.4%

The Compensation Committee also excluded from Adjusted EBITDA the positive impact of expenses related to our Black Lung reserves from legacy operations of $4.9 million below budgeted results. This is consistent with the exclusion of Black Lung reserve changes in prior years.

In determining the 2021 AIP Payout, the Committee also considered:

•

The Company’s record 2021 financial results, underpinned by successful entry into, and participation in, the export and foundry coke markets. Our Operating Cash Flow and our historic Adjusted EBITDA far exceeded our original guidance, resulting in maximum performance.

•

Recognition of the Company’s advancement as a supplier of high quality products to a more diverse customer base. In addition to foundry and export customers, the Company entered into a five-year take-or-pay contract with Algoma Steel beginning in 2022.

•

Strong Domestic Coke performance, including successful execution of contracted coke sales, and successful entry into and participation in the export and foundry coke markets, which enabled operating at full capacity.

•	Higher volumes, price realization, and introduction of a new product, iron ore, to our Logistics segment.

•	Successful execution of a major debt refinancing, resulting in annual interest rate savings of $17 million and significant extension of our debt maturities.

•	Safety performance was the best it has been since 2016, despite the challenges of COVID-19.

•	SunCoke’s safety performance, with a TRIR of 0.76, is meaningfully stronger when compared to our industry benchmarks.

•	Successful management of COVID-19 to protect the health and safety of our employees.

•	Exceptional environmental performance through maximizing our objective metrics coupled with achieving difficult goals for environmental matters.

After considering the foregoing notable achievements and performance of the management team, the Committee approved an aggregate payout of 150% for all NEOs, based upon corporate and individual performance. The Committee considers this amount to be reasonable to recognize performance, and aligned with enterprise and stockholder interests. The total bonus amounts paid to each NEO for 2021 were:

Named Executive Officer	Target Award ($)	Actual Award ($)
Mr. Rippey	1,048,025	1,572,037
Ms. Gates	341,831	512,747
Mr. Hardesty	328,614	492,921
Mr. Quanci	270,993	406,490

*

AIP targets were prorated for months at prior and new AIP target for 2021 for Ms. Gates, Mr. Hardesty, and Mr. Quanci. Mr. Rippey’s AIP target was not prorated. Ms. West and Mrs. Lausas did not receive an AIP award for 2021 as they were no longer with the Company on the date of payout.

For our 2022 AIP targets, we will follow our typical process and establish goals based on our business plan and guidance to stockholders. The plan reflects the expected earnings and cash flow based on (a) the terms of our contracts, (b) foundry and export coke sales, and (c) volumes and pricing for our logistics segment. The rigorous metrics for Safety and Environmental performance will continue.

Long-Term Incentives

Each year, the Compensation Committee evaluates the appropriate compensation mix and reviews the Peer Group and General Industry survey data regarding the typical mix of short and long-term incentive awards. Based upon the NEO’s long-term incentive target and position, and factoring in Peer Group practices as well as our compensation philosophy, the Compensation Committee determines the appropriate mix of equity vehicles for each executive as well as the target long-term incentive compensation as a percentage of base salary. As with 2020, our 2021 long-term incentive awards included performance share units, restricted share units, and long-term cash awards.

Long-Term Performance Enhancement Plan (LTPEP)

Equity awards under the LTPEP are designed to align the executives’ compensation with the interests of stockholders by creating a direct linkage between the executives’ rewards and stockholders’ gains, provide management with the ability to increase equity ownership in SunCoke Energy, provide competitive compensation opportunities that can be realized through attainment of performance goals and provide an incentive to attract and retain executives. There are two elements to our program:

•

Restricted Share Units: Restricted share units, or RSUs, represent rights to receive shares of Company Common Stock, with vesting conditioned upon continued employment with the Company through the end of the applicable restriction period. RSU awards generally vest ratably over three years on each anniversary of the grant date.

•

Performance Share Units: Performance share units, or PSUs, represent rights to receive shares of Company Common Stock, with vesting conditioned upon the attainment of performance goals established by the Compensation Committee for the applicable performance period, as well as the participant’s continued employment with SunCoke.

The Compensation Committee determines the performance metrics for the long-term awards based on the financial measures most relevant to the Company’s performance and generation of long-term value for stockholders. SunCoke’s core business, the production of metallurgical coke, is a capital-intensive business with take-or-pay contracts with integrated steel producers. Our revenue is largely determined by coal prices, where we are generally not at risk based on the structure of our take-or-pay coke contracts. Therefore, the Compensation Committee determined that the two most important drivers of long-term performance are cumulative Adjusted EBITDA and pre-tax Return on Invested Capital (ROIC), and therefore both are included as metrics in the PSUs and long-term performance cash awards. A Total Shareholder Return, or TSR modifier, is also used to partially adjust the performance share unit award value to reflect shareholder return, regardless of the underlying generation of three- year Adjusted EBITDA or three- year average pre-tax ROIC.

2021-2023 PSU Award

The PSU grants have a three-year performance period, beginning on January 1, 2021 and ending on December 31, 2023. The two primary performance metrics are each weighted 50%, and the goals for the grants are:

Metric	Threshold 0%	Target 100%	Maximum 200%
Cumulative Adjusted EBITDA	$519M	$649M	$694M
Average Pre-Tax ROIC (Coke, Logistics & Unallocated Corporate)	7.3%	9.2%	9.8%

Adjusted EBITDA is an important measure in assessing operating performance. Our management, as well as certain investors, uses this measure to analyze our current and expected future financial performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on other measures and because it eliminates items that have less bearing on our operating performance.

Our long-term goals on Adjusted EBITDA and pre-tax ROIC are determined based on our contracts and capital investment. As we continue to grow and diversify our business, our cumulative EBITDA goal decreased for our 2021 cycle due to the bankruptcies of our CMT coal customers. For our domestic coke segment, Adjusted EBITDA is based on running our coke plants at full capacity and selling all of our coke. We set pricing based on what we know about market conditions, which fluctuate and in turn will affect that amount of EBITDA we make. The logistics business Adjusted EBITDA is primarily driven by seaborne export market dynamics including the global demand of coal and commodity pricing. We set 2021 through 2023 financial targets based on these assumptions along with the aim to be aggressive and require continuous improvement in operations.

PSUs are subject to a modifier that can increase or decrease the PSU payout by a multiplier of +/- 25% based on the Company’s Total Shareholder Return (“TSR”) performance over the three-year performance period. The Company’s TSR is ranked relative to the TSR of each company that is part of the NASDAQ Iron & Steel Index over the same period on a non-weighted basis. Performance between threshold, target or maximum levels will be determined by straight-line interpolation. The payout is capped at 250% (inclusive of up to a 50% TSR modifier) of the target units. The Compensation Committee determines the level of achievement of the goals after the end of the performance period.

2019-2021 PSU Award

The three-year performance period for PSUs granted in 2019 ended on December 31, 2021. Mr. Rippey, Ms. Gates and Mr. Hardesty received a payout under these PSUs. The payout for the PSUs was based on achievement against three year cumulative Adjusted EBITDA performance goals (weighted 50%), and on achievement against three year average pre-tax ROIC for the Coke and Logistics businesses plus unallocated corporate income performance goals (weighted 50%).

In addition, the PSUs contained a modifier that can increase or decrease the PSU payout by a multiplier of +/- 25% based on the Company’s TSR performance over the three-year performance period. The Company’s TSR is ranked relative to the TSR of each company that is part of the NASDAQ Iron & Steel Index over the same period on a non-weighted basis. If SunCoke achieved maximum performance levels on all metrics and the modifier, the payout would be capped at 250% of the target.

Based upon performance as shown in the following table, the NEOs received 99.4% of their target PSU grant and accumulated dividends.

SunCoke 2019 - 2021 Metrics for PSUs (Adj. EBITDA)

		Threshold	Target	Maximum

	% of Award	0%	100%	200%	Results	Performance Payout%
Three-year cumulative earnings before interest, taxes, depreciation and amortization (“Adj. EBITDA”).	50%	708	885	947	878	96.1%

SunCoke 2019 - 2021 Metrics for PSUs (Pre-tax ROIC)

		Threshold	Target	Maximum

	% of Award	0%	100%	200%	Results	Performance Payout%
Three-year average pre-tax return on invested capital (“ROIC”), including coke, logistics and unallocated corporate cost, but excluding discontinued operations and legacy costs [e.g., Black Lung, pensions and other postemployment benefits]	50%	9.5%	12.0%	13.0%	12.4%	144.2%

SunCoke 2019 - 2021 TSR Modifier and Final PSU Award Payout

At the end of the three-year performance period (December 31, 2021), the number of vested PSUs was determined as set forth above. Performance between threshold, target and maximum values were adjusted proportionately. Once determined, the number of vested PSUs was multiplied by a TSR Modifier, and the product is the number of shares of SunCoke common stock to be paid in settlement of the vested PSUs. In the event that SunCoke’s TSR performance is negative, the overall payout of the award is capped at 100%. The TSR Modifier can range from 75% to 125% based on the 3-year TSR of SunCoke common stock relative to the Common Stock of companies within the NASDAQ Iron & Steel Index. Based on the TSR of SunCoke Common Stock for the 2019 - 2021 period, the TSR modifier was 82.69%.

					Payout Pre- TSR Modifier (.5 x 96.1%) + (.5 x 144.2%)	120.2%
					TSR Modifier	82.69%
					Final PSU Award Payout	99.4%

In approving the final payout of the 2019 PSU Award, the Compensation Committee approved adjustments to Adjusted EBITDA and pre-tax ROIC that were consistent with our general principles of how to treat unusual, unplanned items as they occur. Details on the adjustments follow:

Adjusted EBITDA for 2019 was adjusted $30.8 million due to the unplanned fourth quarter coal export customer bankruptcy filing, while Adjusted EBITDA for 2020 was adjusted $53.1 million due to a second coal export customer bankruptcy and $34.2 million for the successful contract extension agreements. Adjusted EBITDA for 2021 was adjusted $30.9 million due to the unplanned coal export customer bankruptcy.

In calculating the pre-tax ROIC, 2019 operating income was adjusted $30.8 million due to the unplanned fourth quarter coal export customer bankruptcy filing, while operating income for 2020 was adjusted $53.1 million due to a second coal export customer bankruptcy and $34.2 million for the successful contract extension agreements. Operating income for 2021 was adjusted $30.9 million due to the unplanned coal export customer bankruptcy. Lower depreciation and amortization costs due to the resulting asset impairment of that bankrupt coal export customer were excluded in the amounts of $2.8 million for 2019, $11.2 million for 2020, and $11.2 million for 2021. Invested capital was also adjusted to remove the impact of asset impairment of that bankrupt coal export customer.

Long-Term Performance Cash Incentive Plan (LTIP)

Long-Term performance cash awards under the LTIP are designed to align the executives’ compensation with the interests of stockholders by providing competitive compensation opportunities that can be realized through attainment of performance goals and provide an incentive to attract and retain executives. Awards are granted with vesting conditioned upon the attainment of performance goals established by the Compensation Committee for the applicable performance period, as well as the participant’s continued employment with SunCoke.

The 2021 LTIP cash awards have a three-year performance period, beginning on January 1, 2021 and ending on December 31, 2023. The performance metrics, each weighted 50%, and the goals for the grants are as follows:

Metric	Threshold 0%	Target 100%	Maximum 200%
Cumulative Adjusted EBITDA	$519M	$649M	$694M
Average Pre-Tax ROIC (Coke, Logistics & Unallocated Corporate)	7.3%	9.2%	9.8%

Our long-term goals on Adjusted EBITDA and pre-tax ROIC are determined based on our contracts and capital investment. We set goals that are aggressive and require continuous improvement in operations. In addition, our LTIP cash awards are subject to other terms and conditions set forth in the applicable award agreements.

2021 Long-Term Performance Incentive Awards Table

In 2021, NEOs received long-term incentive awards, based on performance, tenure and market, with an aggregate target value as set forth below:

Named Executive Officer	RSU ($)	PSU ($)	LTI Cash ($)	Total Award ($)
Mr. Rippey(1)	1,863,454	786,250	786,250	3,435,354
Ms. Gates	267,685	112,500	112,500	492,685
Mr. Hardesty	258,985	108,150	108,150	475,285
Mr. Quanci(2)(5)	137,769		128,911	266,680
Ms. West(3)	425,628	176,645	176,645	778,918
Ms. Lausas(4)(5)	387,750		80,726	468,476

(1)	For 2021, the Compensation Committee approved a market-based increase of 15% for Mr. Rippey’s 2021 target LTI cash award to align his compensation closer to the peer group median.

(2)	Performance share units are not awarded at the VP level.

(3)	Ms. West forfeited her 2021 awards upon voluntary termination with SunCoke on April 9, 2021.

(4)

Ms. Lausas’ 2021 RSU award value includes a special retention RSU award upon acceptance of the Interim CFO role on May 13, 2021 with the grant date value of $300,000. Her 2021 awards were forfeited upon voluntary termination with SunCoke on July 23, 2021.

(5)	The goals for the 2019 LTI cash awards for Mr. Quanci and Ms. Lausas were the same as those for the PSU awards for the same period

SECTION 5 -- OTHER COMPENSATION INFORMATION

Perquisites

We do not provide our NEOs with perquisites or other personal benefits such as vehicles, club memberships, financial planning assistance or tax preparation. The Company may reimburse relocation costs for newly retained or relocated NEOs or provide a partial commuting allowance.

Stock Ownership Guidelines

Under our stock ownership guidelines, our executives are required to maintain direct ownership in our Common Stock in the following amounts:

•	CEO : Five times annual base salary

•	Senior Vice Presidents and above : Three times annual base salary

•	Vice Presidents: One times annual base salary

A newly hired executive has five years to meet the ownership requirements. If an executive’s ownership requirement increases due to a promotion, the executive has five years to meet the increased level. NEOs are required to hold 100% of any newly vested shares (other than shares sold to pay taxes) until they meet 100% of the share ownership guidelines. Other executives must hold at least 50% of any newly vested shares (other than shares sold to pay taxes) until they meet 100% of the share ownership guidelines. Time-based restricted share units and shares held directly or indirectly, including shares acquired on exercise of stock options and shares held under our retirement plans, count toward these guidelines. Outstanding stock options (vested and unvested) as well as unearned performance-based restricted share units do not count toward these guidelines. As of December 31, 2021, all of our executives either have met in full or are on track to meet their ownership requirements at the end of their guideline period.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits short sales of Company stock, as well as the purchase, sale, or exercise of any puts, calls, or other options (other than options granted pursuant to any incentive compensation plan of the Company) on Company stock, or “hedging.” Our Insider Trading Policy also prohibits employees, officers and directors of the Company from pledging Company stock as collateral for any loan or depositing any Company stock in a margin account.

Recoupment Policy

Our recoupment, or “claw back,” policy allows for recoupment of incentive compensation, with a three-year look-back. Under this policy, if the Company restates its financial statements, or if an officer of the Company violates a Company policy or confidentiality covenant, or engages in conduct detrimental to the Company’s business or reputation, the Compensation Committee has the discretion to cancel outstanding awards of, or opportunities to receive, cash or equity incentive compensation and to recoup incentive compensation already paid or awarded to an officer during the three-year period preceding the date the restatement obligation was determined or the date of the officer’s misconduct.

Retirement Benefits

•

SunCoke 401(k) Plan: SunCoke Energy offers all its employees, including the NEOs, the opportunity to participate in the SunCoke 401(k) Plan, which is a defined contribution plan with 401(k) and profit sharing features designed primarily to help participating employees accumulate funds for retirement. Our employees may make elective contributions of up to 80% of eligible pay up to annual IRS limits, and we make Company contributions generally consisting of a matching contribution equal to 100% of employee contributions up to 5% of eligible compensation and another Company contribution equal to 3% of eligible compensation. All NEOs are eligible to receive these contributions.

•

Savings Restoration Plan: The Savings Restoration Plan, or SRP, is an unfunded, nonqualified deferred compensation plan that is made available to participants in the SunCoke 401(k) Plan whose compensation exceeds the IRS limits on compensation that can be considered under that Plan ($290,000 for 2021). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the compensation limit. Company contributions will be credited to the accounts of each employee who elects to defer compensation and they consist of (1) a matching Company contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional Company contribution equal to 3% of the compensation deferred by the participant under the SRP. SunCoke Energy can also make additional discretionary contributions.

The 401(k) Plan and the Savings Restoration Plan are the only Company-sponsored retirement income vehicles for NEOs. Our NEOs have no defined benefit pension or other post-retirement benefits.

Severance and Change in Control Benefits

Our NEOs participate in the SunCoke Energy Executive Involuntary Severance Plan and the SunCoke Energy Special Executive Severance Plan. The purpose of these plans is to recognize an executive’s service to SunCoke Energy and provide a market competitive level of protection and assistance if an executive is involuntarily terminated. The Special Executive Severance Plan is also designed to reinforce and encourage the continued attention and dedication of senior executives of

SunCoke Energy in the event of a possible major transaction. These plans are described in detail in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Other SunCoke Energy Benefits

Our NEOs participate in the same basic benefits package and on the same terms as other eligible SunCoke Energy employees. The benefits package includes the savings program described above, as well as medical and dental benefits, disability benefits, insurance (life and travel), death benefits and vacations and holidays.

Assessment of Risk Related to Compensation Practices

In February 2021, the Compensation Committee, in consultation with CAP, considered whether our compensation policies and practices for our employees, including the NEOs, were reasonably likely to have a material adverse effect on SunCoke Energy. In concluding that this was not the case, the Compensation Committee determined that our executive compensation program was consistent with SunCoke Energy’s risk management strategies, as well as peer and market data.

In the case of employees below the Senior Vice President level, salary is generally a significant portion of compensation. In the case of the NEOs, annual cash incentive compensation awards were based on multiple metrics, target goals were set at appropriate levels, and payments were capped at 200% of an individual target. Long-term incentive awards, which consist of restricted share units and performance share units, contain multi-year vesting periods, thus promoting employee retention and aligning management’s interest with those of our stockholders. Our stock ownership requirements help further align the interests of executives with those of stockholders.

Accounting and Tax Considerations

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits stockholders. As a result, the Company may award compensation to NEOs that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Any equity awards granted to our employees pursuant to the LTPEP, including those to executive officers, are reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, Topic 718, “Compensation —Stock Compensation.”

Summary Compensation Table

The following table sets forth compensation information for our NEOs for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019:

Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($)		Total ($)

Michael G. Rippey	2021	945,812	—	2,758,176	—	1,572,037		134,950	(4)	5,410,975
President & CEO	2020	909,615	—	2,203,220	—	740,000		160,867		4,013,702
	2019	813,462	—	2,269,637	536,248	1,100,550		135,859		4,855,756

Katherine T. Gates	2021	460,125	—	395,700	—	512,747		97,605	(5)	1,466,177
SVP, Chief Legal	2020	450,000	—	329,788	—	252,000		104,642		1,136,430
Officer & Chief Human Resources officer	2019	421,385	—	355,510	83,996	350,175		96,022		1,307,088

Phillip M. Hardesty	2021	442,334	—	382,054	—	492,921		105,592	(6)	1,422,901
SVP, Com Ops, BD	2020	430,662	—	317,039	—	242,256		116,653		1,106,610
Int’l Coke & Terminals	2019	417,692	—	355,510	83,996	392,196		109,442		1,358,837

John F. Quanci	2021	391,302		137,768	—	495,122	(7)	58,410	(8)	1,082,602
VP, Chief Technology	2020	380,974	—	137,766	—	337,756		61,436		917,932
Officer	2019	369,862	—	100,309	33,436	386,289		52,655		942,551

Fay West (9)	2021	176,944		626,632	—	—		34,287	(9)	837,863
Former SVP & CFO	2020	502,438	—	517,836	—	282,632		76,830		1,379,736
	2019	487,692	—	580,683	137,199	457,562		68,501		1,731,637
Allison Lausas(10) Former Interim SVP and CFO	2021	190,688		387,748	—	44,807		31,240	(10)	654,483

(1)

The amounts reported in this column reflect the grant date fair value of restricted share unit and performance share unit awards made under the LTPEP to the NEOs listed in this table, determined in accordance with FASB ASC Topic 718. The performance share unit amounts are based on the probable outcome of the performance conditions. See Note 16 to the Form 10-K in the 2021 Annual Report for a complete description of the assumptions used for these valuations. For 2021, the grant date fair value of the performance share unit awards were as follows, assuming the performance conditions of such awards are achieved at their maximum (250%) potential levels:

Named Executive Officer	2021($)
Mr. Rippey	2,236,808
Ms. Gates	320,046
Mr. Hardesty	307,674
Ms. West	502,522

(2)

The amounts reported in this column reflect the grant date fair value of stock option awards made under the LTPEP to the NEOs, determined in accordance with FASB ASC Topic 718. See Note 16 to the Form 10-K in the 2021 Annual Report for a complete description of the assumptions used for these valuations.

(3)

The amounts in this column reflect annual cash incentive payments to each NEO under the AIP. A description of this plan can be found in the Compensation Discussion and Analysis section of this proxy statement.

(4)

The All Other Compensation column for 2021 includes (i) $111,750 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $23,200 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

(5)

The All Other Compensation column for 2021 includes (i) $34,405 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $23,200 representing Company matching and annual contributions to the SunCoke 401(k) Plan; and (iii) $40,000 as a commuting allowance.

(6)

The All Other Compensation column for 2021 includes (i) $32,392 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $23,200 representing Company matching and annual contributions to the SunCoke 401(k) Plan; and (iii) $50,000 as a commuting allowance.

(7)

Mr. Quanci’s Non-Equity Incentive Plan compensation includes a payment under the Long Term Cash Incentive Plan (LTIP). His 2019 award vested under the LTIP based on performance during the period of 2019 – 2021 and consisted of 50% three year cumulative adjusted EBITDA and 50% pre-tax ROIC with a modifier based on TSR.

(8)

The All Other Compensation column for 2021 includes (i) $35,210 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $23,200 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

(9)

The All Other Compensation column for 2021 includes (i) $11,087 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $23,200 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

(10)

The All Other Compensation column for 2021 includes (i) $8,040 representing Company matching and annual contributions to the Savings Restoration Plan; and (ii) $23,200 representing Company matching and annual contributions to the SunCoke 401(k) Plan.

CEO Pay Ratio

As provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires companies to disclose the ratio of the median employee’s total annual compensation relative to total annual compensation of the CEO. As disclosed in the “Summary Compensation Table”, the 2021 total annual compensation for our CEO was $5,410,976. We estimate that the 2021 total annual compensation for the median employee out of all our employees, excluding our CEO, calculated in the same manner that the total compensation of our CEO was calculated and reported in the Summary Compensation Table, was $94,566. The resulting ratio of our CEO’s total annual compensation to that of the median employee, excluding our CEO, for 2021 is approximately 57 to 1.

To identify the median of our employees, we used the gross annual earnings reported to taxing authorities and ranked employees from highest to lowest for all employees as of December 31, 2021. Employee data is annualized for new hires and employees with a leave of absence.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation provides for companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to ours, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions.

2021 Grant of Plan-Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan awards			Estimated Future Payouts Under Equity Incentive Plan awards (1)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#) (2)	Target (#)	Maximum (#)	All Other Stock Awards: No. of Shares of Stock or Units (#) (3)	All Other Option Awards: No. of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Mr. Rippey		262,006(6)	1,048,025(7)	2,096,050
		—(8)	786,250(9)	1,572,500
	02/25/2021				—	117,702	294,255				894,724
	02/25/2021							278,960			1,863,453
Ms. Gates		85,458(6)	341,831(7)	683,663
		—(8)	112,500(9)	225,000
	02/25/2021				—	16,841	42,103				128,019
	02/25/2021							40,072			267,681
Mr. Hardesty		82,153(6)	328,614(7)	657,228
		—(8)	108,150(9)	216,300
	02/25/2021				—	16,190	40,475				123,070
	02/25/2021							38,770			258,984
Mr. Quanci		67,748(6)	270,993(7)	541,987
		—(8)	128,911(9)	257,822
	02/25/2021							20,624			137,768
Ms. West		88,323(6)	353,290(7)	706,580
		—(8)	176,645(9)	353,290
	02/25/2021				—	26,443	66,108				201,009
	02/25/2021							63,716			425,623
Ms. Lausas		37,659(6)	150,638(7)	301,275
		—(8)	80,726(9)	161,453
	02/25/2021				—			13,136			87,748
	02/25/2021							41,958			300,000

(1)

The amounts reported in these columns represent the target number of performance share units granted to each NEO, and the range of the potential number of performance share units that may be issued to each NEO for the 2021—2023 performance period. Each unit represents the right to receive a share of Company Common Stock. Terms applicable to the performance share units grant reported in this column are described in the Long-Term Performance Enhancement Plan (LTPEP) section of the Compensation Discussion and Analysis. In general, these performance share units vest on the third anniversary date of the grant subject to a risk of forfeiture by participant, with the payout of such PSUs being conditioned upon performance goals and continued employment at SunCoke Energy until the date the Compensation Committee determines the payout levels. The awards are also subject to pro rata vesting upon retirement and accelerated vesting of the target amount upon death, disability, or a qualifying termination following a change in control of SunCoke Energy. Dividend equivalents are paid to the extent the award vests.

(2)

Under the performance share unit award agreement, no payment is made until a minimum performance level is met, and performance at or above such level will result in a payment ranging from one share to the maximum amount, subject to the approval of the Compensation Committee.

(3)

This column reflects the number of restricted share units granted to our NEOs. In general, these awards vest on the first, second and third anniversary date of the grant, subject to continued employment with SunCoke Energy (or continued vesting upon retirement after the year of grant), and accelerated vesting upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(4)	No stock options were granted in 2021, as described in the Long-Term Performance Enhancement Plan (LTPEP) section of the Compensation Discussion and Analysis.

(5)

The grant date fair value was calculated in accordance with FASB ASC Topic 718. See Note 16 to the Form 10-K in the 2021 Annual Report for a complete description of the assumptions used for these valuations.

(6)

Under the AIP, no payment is made based on corporate performance until a minimum performance level is met, and performance at or above such level will result in a payment ranging from 25% to the maximum amount, subject to the approval of the Compensation Committee.

(7)

The amounts in these columns were established under the AIP. These estimated payouts were based on pre-established goals for 2021. Thus, the amounts shown in the columns reflect the range of potential payments when the performance goals were set in early 2021. Actual amounts paid for 2021 are shown in the Summary Compensation Table. A description of the AIP can be found in the Compensation Discussion and Analysis section of this proxy statement.

(8)

Under LTIP, no payment is made until a minimum performance level is met, and performance at or above such level will result in a payment ranging from one dollar to the maximum amount, subject to the approval of the Compensation Committee.

(9)

Amounts reflect a long-term performance cash award made under the LTIP. Awards will vest based on performance during the period of 2021 – 2023 and consists of 50% three-year cumulative Adjusted EBITDA and 50% three-year pre-tax ROIC. In general, these long term performance cash awards on the third anniversary date of the grant subject to a risk of forfeiture by participant, with the payout of such award being conditioned upon performance goals and continued employment at SunCoke Energy until the date the Compensation Committee determines the payout levels. The awards are also subject to pro rata vesting upon retirement and accelerated vesting of the target amount upon death, disability, or a qualifying termination following a change in control of SunCoke Energy.

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2021:

	Option Awards					Stock awards
Named Executive Officer	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (1)
Mr. Rippey	72,864			10.80	12/6/2027	438,851	(3)	2,892,028	267,019	1,759,655
	87,407	43,705	(4)	9.87	2/13/2029
Ms. Gates	2,400			16.55	2/20/2023	64,194	(5)	423,038	39,191	258,269
	1,986			22.30	2/26/2024
	7,890			16.90	2/18/2025
	5,512			9.85	2/15/2027
	14,126			10.49	2/14/2028
	13,691	6,846	(4)	9.87	2/13/2029
Mr. Hardesty	13,344			16.55	2/20/2023	62,124	(6)	409,397	37,676	248,285
	12,368			22.30	2/26/2024
	19,950			16.90	2/18/2025
	8,889			3.80	2/17/2026
	8,889			3.80	2/17/2026
	4,410			9.85	2/15/2027
	14,126			10.49	2/14/2028
	13,691	6,846	(4)	9.87	2/13/2029
Mr. Quanci	5,290			16.55	2/20/2023	31,587	(7)	137,403	—	—
	5,028			22.30	2/26/2024
	9,406			16.90	2/18/2025
	4,532			3.80	2/17/2026
	2,630			9.85	2/15/2027
	3,905			10.49	2/14/2028
	5,449	2,726	(4)	9.87	2/13/2029
Ms. West	8,034			16.55	2/20/2023
	8,069			22.30	2/26/2024
	32,754			16.90	2/18/2025
	39,682			8.37	10/1/2025
	8,007			9.85	2/15/2027
	23,940			10.49	2/14/2028
	22,363			9.87	2/13/2029
Ms. Lausas	2,449			17.39	7/21/2021
	902			16.55	2/20/2023
	910			22.30	2/26/2024
	5,471			16.90	2/18/2025
	1,208			9.85	2/15/2027
	2,342			10.49	2/14/2028
	3,305			9.87	2/13/2029

(1)	The market value of these shares is based on the closing price of SunCoke Energy Common Stock on December 31, 2021, which was $6.59.

(2)

These shares reflect the target number of performance share units granted on February 19, 2020 for the 2020—2022 performance period and the target number of performance share units granted on February 25, 2021 for the 2021—2023 performance period.

(3)

27,165 of these restricted share units were granted on February 13, 2019, which will vest on the third anniversary of the grant date. 132,726 of these restricted share units were granted on February 19, 2020, of which one-half will vest on each of the second and third anniversary of the grant date. 278,960 of these restricted share units were granted on February 25, 2021, of which one-third will vest on each of the first, second and third anniversary of the grant date

(4)

All of these options will vest on the third anniversary of the February 13, 2019 grant date. Vesting is continued upon retirement after the year of grant and accelerated upon death, disability or a qualifying termination following a change in control of SunCoke Energy.

(5)

4,255 of these restricted share units were granted on February 13, 2019, which will vest on the third anniversary of the grant date. 19,867 of these restricted share units were granted on February 19, 2020, of which one-half will vest on each of the second and third anniversary of the grant date. 40,072 of these restricted share units were granted on February 25, 2021, of which one-third will vest on each of the first, second and third anniversary of the grant date.

(6)

4,255 of these restricted share units were granted on February 13, 2019, which will vest on the third anniversary of the grant date. 19,099 of these restricted share units were granted on February 19, 2020, of which one-half will vest on each of the second and third anniversary of the grant date. 38,770 of these restricted share units were granted on February 25, 2021, of which one-third will vest on each of the first, second and third anniversary of the grant date.

(7)

3,387 of these restricted share units were granted on February 13, 2019, which will vest on the third anniversary of the grant date. 15,206 of these restricted share units were granted on February 19, 2020, of which one-half will vest on each of the second and third anniversary of the grant date. 20,624 of these restricted share units were granted on February 25, 2021, of which one-third will vest on each of the first, second and third anniversary of the grant date.

2021 Option Exercises and Stock Vested Table

The following table sets forth the exercises of options and vested awards for the fiscal year ended December 31, 2021:

	Option Awards		Stock Awards
Named Executive Officer	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Mr. Rippey	—	—	228,540	1,604,679

Ms. Gates	19,883	71,579	37,751	263,050

Mr. Hardesty	—	—	37,367	260,608

Mr. Quanci	—	—	12,994	81,025

Ms. West	48,421	162,210	26,640	166,118

Ms. Lausas	3,654	11,108	8,099	50,533

(1)

The amounts in this column represent the value realized by multiplying the number of shares acquired upon option exercise by the amount by which the share value exceeded the exercise price upon exercise.

(2)

The amounts in this column represent the value realized by multiplying the closing price of our Common Stock on the date of vesting by the number of shares vested. Also, included for Mr. Rippey, Ms. Gates and Mr. Hardesty are the vested PSUs from the 2019 PSU award, which vested at 99.4%, as approved by the Compensation Committee on February 24, 2022.

Savings Restoration Plan

The Savings Restoration Plan (“SRP”) is an unfunded, nonqualified deferred compensation plan that is made available to participants in our 401(k) Plan whose compensation is expected to exceed the IRS limit on compensation that can be considered under that Plan ($290,000 for 2021). Under the SRP, employees can make an advance election to defer on a pre-tax basis up to 50% of the portion of their salary and bonus that exceeds the applicable IRS compensation limit. Such amounts will be credited to a bookkeeping account established for each participant as of the date the amounts would otherwise have been paid to the participant. Employer contributions will be credited to the accounts of each employee who elects to defer compensation, and they consist of (1) a matching contribution equal to 100% of the first 5% of compensation deferred by the participant under the SRP and (2) an additional contribution equal to 3% of the compensation deferred by the participant under the SRP.

Participants are always fully vested in their own deferrals as well as the 3% employer contribution, and they will vest in the employer matching contributions and discretionary contributions in accordance with the vesting schedule in the 401(k) Plan, which provides for 100% vesting after three years of service. Participants can direct the investment of their bookkeeping accounts among the same investment alternatives available under the 401(k) Plan. Unless the participant elects otherwise, distributions are made in a lump sum on the first day of the seventh month following termination of employment (or immediately to the participant’s beneficiary in the event of the participant’s earlier death). The participant can elect, prior to his or her first year of participation, to receive a distribution in installments over two to ten years instead of a lump sum if he or she terminates due to retirement, defined under the SRP as termination after attaining age 55 with 10 years of service, or age 60 with 5 years of service. In addition, a participant can elect, concurrently with the annual deferral election, to receive an in-service lump sum distribution of the amount he or she elects to defer for such year, with such payment date not earlier than three years from the end of the year in which the election is made. A participant can change the time or method of distribution in limited circumstances. Upon a change in control, the SRP will automatically terminate, and all account balances will be distributed to participants.

2021 Nonqualified Deferred Compensation Table

The following table sets forth information regarding the contributions, earnings and account balances under our Savings Restoration Plan, or SRP, for 2021:

Named Executive Officer	Executive Contributions in 2021 ($) (1)	Registrant Contributions in 2021 ($) (2)	Aggregate Earnings (Losses) In 2021 ($) (3)	Aggregate Withdrawals/ Distributions In 2021 ($)	Aggregate Balance as of December 31, 2021 ($) (4)

Mr. Rippey	69,844	111,750	217,175	—	1,064,751

Ms. Gates	21,503	34,405	66,253	—	503,291

Mr. Hardesty	21,618	32,392	85,304	—	668,210

Mr. Quanci	22,006	35,210	52,384	—	546,747

Ms. West	6,930	11,087	94,326	(915,245)	—

Ms. Lausas	5,025	8,040	23,801		179,276

(1)

These amounts represent elective executive deferrals of salary or non-equity incentive compensation under our SRP from the amounts included in the Summary Compensation Table under “Salary” or “Non-Equity Incentive Plan Compensation”, respectively.

(2)

These amounts represent contributions made under our SRP, which include matching contributions equal to 100% of the first 5% and an annual contribution equal to 3% of compensation deferred by the participant under the SRP. These amounts are reported in the Summary Compensation Table under “All Other Compensation”.

(3)	The earnings/ (losses) in this column are not included in the Summary Compensation Table.

(4)

The aggregate balances reported in this column for each NEO include amounts reported in Summary Compensation Tables for 2021 and prior years: Mr. Rippey: $494,929; Ms. Gates: $263,125; Mr. Hardesty: $313,429; Mr. Quanci: $104,102; and Ms West: $498,927.

Potential Payments upon Termination or Change in Control

We provide benefits to our NEOs upon termination of employment under certain circumstances. These benefits are in addition to the benefits to which the NEOs would be entitled upon a termination of employment generally (which include vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination, accrued and unused vacation and the right to elect continued health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA). The incremental benefits payable to the NEOs are described as follows:

Executive Involuntary Severance Plan

The Executive Involuntary Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause (as defined in the Plan), death or disability. Severance is paid in monthly installments and ranges from one (for each VP), one and a half times (for each SVP), and two times (for CEO) of the sum of the executive’s annual base salary and target annual incentive, depending on the executive’s position. In addition, if termination occurs after the first quarter of the calendar year, executives are eligible for the cash annual incentive, prorated based on full months worked and paid out based on Company performance. Executives are also entitled to the continuation of medical plan benefits (excluding dental and vision) at active employee rates for the salary continuation period of one to one and a half years (which runs concurrently with COBRA); continuation of life insurance coverage equal to one time’s the executive’s base salary; and outplacement services. Severance is subject to the execution of a release of claims against SunCoke Energy at the time of termination of the executive’s employment.

Special Executive Severance Plan

The Special Executive Severance Plan provides severance to designated executives whose employment is terminated by SunCoke Energy other than for cause, death or disability, or who resign for good reason (as such terms are defined in the Plan) within two years following a change in control of SunCoke Energy. Severance is generally payable in a lump sum, having a value equal to two times the sum of the executive’s annual base salary and the greater of (i) 100% of the executive’s target annual incentive in effect immediately before the change in control or, if higher, employment termination date, or (ii) the average annual incentive awarded to the executive with respect to the three years ending before the change in control or, if higher, ending before the employment termination date. In addition, if termination occurs after the first quarter of the calendar year, executives are eligible for the cash annual incentive, prorated based on full months worked and paid out based on Company performance. Executives are also entitled to the continuation of medical, dental and vision plan benefits at active employee rates for two years (with COBRA eligibility beginning at the end of the applicable continuation period), continuation of life insurance coverage equal to one time’s the executive’s base salary, and outplacement services. If the benefits received by an executive upon a change in control would trigger an excise tax under Section 280G of the Internal Revenue Code, the benefits under the plan will either (i) be paid to the executive, in which case he or she will be responsible for the tax or, (ii) if it would result in a greater after-tax benefit to the executive, be reduced so that no excise tax is triggered.

Long-Term Performance Enhancement Plan

Under the LTPEP, if within 24 months following a change in control a participant’s employment is terminated by SunCoke Energy other than for cause, death or disability or by the participant for good reason (as such terms are defined in the LTPEP), all equity awards will vest under the terms of the award agreements, and stock options continue to be exercisable for one year following such termination. In addition, stock options continue to vest if retirement occurs on or after December 31 of the calendar year in which the stock option was granted, and fully vest upon death or disability. In the case of retirement, death or disability, vested options remain exercisable for the remaining term of the grant. For all other terminations, unvested options are forfeited, and the employee has three years from the date of termination to exercise any vested options. RSUs fully vest upon death or disability.

In the case of retirement for participants who have (i) attained of at least age 55, and (ii) and whose actual age plus years of service equals at least 65, RSU grants made in the year of retirement continue to vest based on a quarterly proration schedule from the date of grant (Q1: 0%, Q2: 25%, Q3: 50%, Q4: 75%). If retirement occurs in the year following the RSU grant, all unvested RSUs continue to vest. PSUs vest at target upon death or disability and, in the case of retirement, are prorated monthly based on time worked and are paid out based on Company performance. However, beginning in 2021, PSU and LTI Cash grants for executives that retire and have attained at least 65 years of age and completed five years of credited service with SunCoke Energy, will continue to vest without proration, and will be paid out at Company performance at the end of the performance period.

In the case of termination for just cause, all unvested equity will be forfeited and vested but unexercised stock options will be cancelled.

Potential Payments upon Termination or Change in Control Table

The table set forth below quantifies the benefits payments that would be paid to each current NEO pursuant to the arrangements described above, assuming a termination of employment and/or change in control occurred on December 31, 2021:

Named Executive Officer	Death/Disability ($)	Termination Prior to a Change in Control ($)	Termination in Connection With a Change in Control ($)
Mr. Rippey:
• Cash Severance (1)	--	4,001,550	4,001,550
• Annual Incentive (2)	1,572,037	1,572,037	1,048,025
• Health & Welfare Continuation (3)	--	13,826	14,136
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	2,892,028	2,892,028(7)	2,892,028
• Performance Share Unit Acceleration Value (4)	1,759,655	1,636,379(7)	3,269,008
• Long-Term Performance Cash Plan (5)	1,688,125	1,125,417(7)	3,376,250
• Outplacement (6)	--	8,900	8,900
TOTAL	7,911,845	11,250,137	14,609,897
Ms. Gates:
• Cash Severance (1)	--	1,216,688	1,622,250
• Annual Incentive (2)	512,747	512,747	347,625
• Health & Welfare Continuation (3)	--	9,802	13,376
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	423,038	--	423,038
• Performance Share Unit Acceleration Value (4)	258,269	--	478,560
• Long-Term Performance Cash Plan (5)	247,500	--	495,000
• Outplacement (6)	--	8,900	8,900
TOTAL	1,441,554	1,748,137	3,388,749

Named Executive Officer	Death/Disability ($)	Termination Prior to a Change in Control ($)	Termination in Connection With a Change in Control ($)
Mr. Hardesty:
• Cash Severance (1)	--	1,169,642	1,559,523
• Annual Incentive (2)	492,921	492,921	334,184
• Health & Welfare Continuation (3)	--	26,736	36,679
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	409,397	409,397(7)	409,397
• Performance Share Unit Acceleration Value (4)	248,285	232,022(7)	460,060
• Long-Term Performance Cash Plan (5)	237,930	245,140(7)	475,860
• Outplacement (6)	--	8,900	8,900
TOTAL	1,388,533	2,584,758	3,284,603
Mr. Quanci:
• Cash Severance (1)	--	670,093	1,340,186
• Annual Incentive (2)	406,490	406,490	275,921
• Health & Welfare Continuation (3)	--	29,542	40,420
• Stock Option Acceleration Value (4)	--	--	--
• Restricted Share Unit Acceleration Value (4)	258,440	--	258,440
• Performance Share Unit Acceleration Value (4)	--	--	--
• Long-Term Performance Cash Plan (5)	220,757	--	441,514
• Outplacement (6)	--	8,900	8,900
TOTAL	885,687	1,115,025	2,365,381

(1)

These amounts represent the salary continuation made in accordance with the Executive Involuntary Severance Plan for termination prior to a change in control and the Special Executive Severance Plan on or after a change in control.

(2)

These amounts represent the current year annual incentive made in accordance with the Executive Involuntary Severance Plan for termination prior to a change in control, the Special Executive Severance Plan on or after a change in control and the AIP for termination for death or disability.

(3)

These amounts reflect the continuation of medical benefits and life insurance coverage under the Executive Involuntary Severance Plan and the continuation of medical, vision, dental benefits and life insurance coverage under the Special Executive Severance Plan.

(4)

The market value of stock options, RSUs and PSUs that would vest under the Long-Term Performance Enhancement Plan is calculated based on the closing price of our Common Stock on December 31, 2021, which was $6.59, and PSU performance as of December 31, 2021.

(5)	These amounts represent the value of long-term performance cash awards that would vest under the LTIP and is based on performance as of December 31, 2021.

(6)	These amounts represent the outplacement benefit our executives are eligible to receive under each termination Plan.

(7)

Any NEO who is retirement eligible as of December 31, 2021 is entitled to continued vesting of stock options, continued vesting of all or a portion of RSUs and a pro rata portion of PSUs and long-term performance cash as defined under retirement provisions of the LTPEP and LTIP award agreements.

Ms. West and Ms. Lausas voluntarily left employment during 2021 and received no severance or incentive payments or acceleration of equity or cash awards in connection with their termination of employment

PROPOSAL 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or Exchange Act, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure.

Our strategy with respect to compensation of our NEOs focuses upon paying for performance and aligning pay with the long-term interests of our stockholders. Our structure has a strong performance orientation with a significant portion of pay at risk. The level of pay at risk increases progressively at positions of greater responsibility. We focus on market-based pay, and use the median of the market as a reference point, with flexibility for individual experience and performance. The market is defined by reference to general industry, as well as a specific peer group. NEO compensation aligns with shareholder interests through higher compensation when financial and operational goals are met or exceeded, and decreased compensation when the Company fails to perform. The compensation structure further supports our need to attract and retain top level talent and individuals with critical skills. We provide competitive benefits in a manner that emphasizes flexibility and the avoidance of legacy liabilities (for example, no defined benefit plan or retiree medical plan).

We are asking our stockholders to indicate their support for our NEO compensation structure as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote to approve our executive compensation is advisory, and therefore not binding on SunCoke Energy, the Compensation Committee, or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The current frequency of our shareholder advisory vote on executive compensation is annually, and the next such vote will be held at our 2023 Annual Meeting of stockholders.

RECOMMENDATION

We believe our stockholders should support our compensation structure for the following reasons:

•

Our compensation structure is aligned with the interests of our stockholders. Our annual incentive has a corporate balance of 80% financial operational metrics and 20% safety and environmental operational metrics. Both our long-standing safety and environmental metrics are based on objective performance criteria.

•	Our mix of performance-based equity is consistent with our peer group and industry practices, and rewards cumulative financial performance, as well as shareholder return.

•	Our metrics and targets are based on the demanding business plan and challenging safety and environmental targets approved by the Board of Directors.

•	We do not have practices or provisions in our plans that are considered excessive or inappropriate.

•	During periods of underperformance, we have taken decisive action to control costs, including compensation costs.

•	Our executives have been appropriately rewarded or penalized for financial, safety and environmental operational performance and share price performance.

The Board of Directors recommends you vote “FOR” the advisory approval of our executive compensation.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

Beneficial Stock Ownership of Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of our Common Stock beneficially owned by stockholders whom we know to be the beneficial owners of more than 5% of the outstanding shares of Common Stock. The nature of beneficial ownership is sole voting and dispositive power, unless otherwise noted.

Name	Shares of Common Stock	Percent of Common Stock Outstanding

BlackRock, Inc. (1)	13,774,692	16.60%

The Vanguard Group (2)	6,126,282	7.37%

State Street Corporation (3)	5,006,432	6.03%

Dimensional Fund Advisors LP (4)	4,641,865	5.60%

(1)

Number is as of December 31, 2021 and is based on information contained in an amended Schedule 13G filed with the SEC on January 27, 2022. BlackRock, Inc. reported sole voting power with respect to 13,551,437 shares, and sole dispositive power with respect to 13,774,692 shares. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Number is as of December 31, 2021, and is based on information contained in an amended Schedule 13G filed with the SEC on February 9, 2022. The Vanguard Group reported shared voting power with respect to 145,449 shares, sole dispositive power with respect to 5,946,171 shares, and shared dispositive power with respect to 180,111 shares. The principal business office address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Number is as of December 31, 2021 and is based on information contained in Schedule 13G filed with the SEC on February 10, 2022. State Street Corporation reported shared voting power with respect to 4,850,387 shares, and shared dispositive power with respect to 5,006,432 shares. The mailing address of State Street Corporation is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111.

(4)

Number is as of December 31, 2021 and is based on information contained in an amended Schedule 13G filed with the SEC on February 8, 2022. Dimensional Fund Advisors LP has sole voting power with respect to 4,519,770 shares, and sole dispositive power with respect to 4,641,865 shares. The mailing address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

Beneficial Stock Ownership of Directors and Executive Officers

The following table shows the amount of Common Stock beneficially owned as of March 15, 2022 by each of the Company’s directors, including director-nominees, by each of our current NEOs and by all current directors and executive officers of SunCoke Energy as a group. Each person has sole investment and voting power over the securities listed in the table.

Name	Shares of Common Stock		Right to Acquire Within 60 days After March 15, 2022 (1)	Total	Percent of Common Stock Outstanding

Michael G. Rippey	358,548		128,234	486,782	*

Arthur F. Anton	16,944	(2)	—	16,944	*

Martha Z. Carnes	2,394	(2)		2,394	*

Ralph M. Della Ratta, Jr.	34,257		—	34,257	*

Susan R. Landahl	0	(2)	—	0	*

Michael W. Lewis	0	(2)		0

P. Michael Hardesty	182,287		103,082	285,369	*

Katherine T. Gates	109,600		58,719	168,319	*

John F. Quanci	19,922		38,966	58,888	*

All directors and executive officers as a group (9 persons)	723,952		329,001	1,052,953	1.26%

*	Less than one percent of our outstanding Common Stock.

(1)

The amounts shown in this column reflect shares of Common Stock which the persons listed have the right to acquire as a result of the exercise of stock options, and/or conversion of restricted share units, within 60 days after March 15, 2022 under certain plans, including the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan.

(2)

Certain directors have elected to defer their stock awards into share units under the Directors’ Deferred Compensation Plan described on page 24 of this proxy statement. Each share unit is treated as if it were invested in shares of Common Stock, but these share units do not have voting rights. Dividend equivalents are credited in the form of additional share units. Such share units will be settled in shares of Common Stock following termination of the director’s service on the Board of Directors, based upon the average closing price for a share of our Common Stock for the ten trading days on the NYSE immediately prior to the payment date. The following directors hold such share units: Mr. Anton: 25,783 units; Ms. Carnes: 52,416 units; Ms. Landahl: 83,753 units; and Mr. Lewis: 19,096 units.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based upon our review of filings made with the SEC and representations made by our directors and executive officers, we believe that our directors and executive officers timely filed all reports required under Section 16(a) during the fiscal year ended December 31, 2021, except for the reports filed on behalf of each of our NEOs on February 22, 2021 (to report the vesting and settlement of previously granted RSUs) and on March 1, 2021 (to report new grants of RSUs to all NEOs and the vesting and settlement in shares of previously granted PSUs for Ms. Gates, Mr. Hardesty, Mr. Rippey and Ms. West). These filings were inadvertently filed late due to administrative errors.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The following is the report of the Audit Committee with respect to SunCoke Energy’s audited financial statements for the year ended December 31, 2021. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that SunCoke Energy specifically incorporates such information by reference in such filing:

The Audit Committee assists the Board in fulfilling its oversight responsibility of reviewing the Company’s financial statements. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Audit Committee,” the Audit Committee has performed the following:

•

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, reviewed and discussed the audited financial statements for the year ended December 31, 2021 with SunCoke Energy’s management and KPMG LLP (“KPMG”).

•	Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

•

Evaluated KPMG’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and discussions with KPMG regarding its independence.

Based on the reviews and discussions with management and KPMG referred to above, including the review of KPMG’s disclosures and letter to the Audit Committee and review of the representations of management and the reports of KPMG, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Audit Committee of the Board:

Martha Z. Carnes (Chair)

Ralph M. Della Ratta, Jr.

Michael W. Lewis

Audit Fees

The following table sets forth the fees billed by our independent registered public accounting firm for the years ended December 31, 2021 and December 31, 2020. KPMG LLP served as our principal independent registered public accountant for the fiscal years ended December 31, 2021 and December 31, 2020. The following table shows the fees billed for audit, audit-related services and all other services for each of the last two years:

Audit and Non-Audit Fees
	KPMG LLP 2021	KPMG LLP 2020
Audit Fees (1)	$1,480,000	$1,444,800
Audit-Related Fees (2)	—	—
Tax Fees (3)	317,575	13,000
All Other Fees	—	—
Total	$1,797,575	$1,457,800

(1)

Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, audits of our internal control over financial reporting, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q, preparation of comfort letters and consents and fees for reviews of our registration statements filed with the SEC, and audit services provided in connection with other statutory and regulatory filings.

(2)

Audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor (but not included in the audit fees set forth under “Audit Fees” above), such as employee benefit plan audits, and agreed-upon procedures required to comply with financial, accounting or regulatory reporting.

(3)	Tax fees relate to professional services rendered in connection with tax audits, preparation of tax returns, other tax compliance services, and/or tax planning services.

Audit Committee Pre-Approval Policy

SunCoke Energy maintains an auditor independence policy that mandates that the Audit Committee pre-approve the audit and non-audit services and related budget in advance. The policy:

•	identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired;

•	describes the audit, audit-related and tax services that may be provided and the non-audit services that are prohibited; and

•	sets forth pre-approval requirements for all permitted services.

In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the policy requires that our Vice President and Controller report the amount of fees incurred for the various services provided by the auditor not less frequently than semi-annually. The Audit Committee has delegated authority to its Chair to pre-approve one or more individual audit or permitted non-audit services for which estimated fees do not exceed $100,000, as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any such pre-approvals must then be reported at the next scheduled meeting of the Audit Committee.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to serve as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider the appointment and may retain KPMG or another accounting firm without resubmitting the matter to stockholders.

Even if the stockholders ratify the appointment of KPMG, the Audit Committee may select another firm if it determines such selection to be in the best interests of SunCoke Energy and our stockholders. Representatives from KPMG are expected to be present at the 2022 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

RECOMMENDATION

The Board unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of KPMG as SunCoke Energy’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

OTHER INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 regarding the number of shares of our common stock that may be issued under the LTPEP and the Retainer Stock Plan.

Plan category	No. of securities to be issued upon exercise of outstanding options warrants and rights (a)	Weighted avg. exercise price of outstanding options warrants and rights (b) (1)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,599,250(2)	$14.92	2,531,498
Equity compensation plans not approved by security holders	—	—	—

TOTAL	3,599,250	$14.92	2,531,498(3)

(1)	Weighted-average exercise price of outstanding stock options (excludes restricted stock units and performance share units, which were granted at no cost to participants).

(2)

Includes: (i) conversions of Sunoco, Inc. Common Stock to SunCoke Energy, Inc. Common Stock, upon completion of IPO and final separation from Sunoco on January 21, 2012; and (ii) 2011-2020 grants made under the LTPEP. Consists of 5,827,468 stock options, 2,666,996 restricted share units, and 1,920,996 performance share units and excludes cancellations, exercises and awards released.

(3)

Consists of 2,452,807 shares available for issuance under the LTPEP and 78,691 shares available for issuance under the Retainer Stock Plan for Outside Directors. Shares available for issuance after first quarter 2022 awards is 2,491,938.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders may be householding our proxy materials. A single Notice of Annual Meeting of Stockholders, Proxy Statement and 2021 Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report please notify your bank or broker and direct your request to Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532 or (630) 824-1000. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Future Stockholder Proposals

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2023 Annual Meeting, the proposal must be received by our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, on or before November 25, 2022, and comply with the procedures and requirements set forth in Rule 14a-8(e)(2) under the Exchange Act.

In accordance with the advance notice requirements contained in the By-laws, for director nominations or other business brought by a stockholder and to be considered for inclusion in our proxy materials for the 2023 Annual Meeting, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on January 12, 2023 and no later than the close of business on February 10, 2023 to our Corporate Secretary at SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532. These stockholder notices must comply with the requirements of the By-laws and will not be effective otherwise.

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Websites

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by SunCoke Energy. In addition to solicitation by mail, our officers and other employees may solicit proxies personally, by telephone, by e-mail and by facsimile. We may request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. We have retained Morrow Sodali LLC, 470 West Ave, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for an estimated fee of $9,500.00, plus reimbursement of certain out-of-pocket expenses.

By order of the Board of Directors,

John J. DiRocco, Jr.

Vice President, Assistant General Counsel and Corporate Secretary

Lisle, Illinois

March 25, 2022

APPENDIX A

SUNCOKE ENERGY, INC.

OMNIBUS LONG-TERM INCENTIVE PLAN

(Effective as of May 12, 2022)

ARTICLE I

ESTABLISHMENT

SunCoke Energy, Inc. (the “Company”) establishes the SunCoke Energy, Inc. Omnibus Long-Term Incentive Plan (the “Plan”) effective as of May 12, 2022 (“Effective Date”), subject to approval by the Company’s stockholders at the Company’s annual meeting on May 12, 2022.

ARTICLE II

PURPOSE

The purposes of the Plan are to: (a) better align the interests of stockholders and Key Employees and Directors by creating a direct linkage between Participants’ rewards and stockholders’ gains; (b) provide Key Employees and Directors with the ability to increase equity ownership in the Company; (c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and (d) provide an incentive to Key Employees and Directors for continued service with the Company.

ARTICLE III

DEFINITIONS

Terms in the Plan, including in the Appendix, have the meaning set forth in the Appendix.

ARTICLE IV

TERM OF PLAN; ADMINISTRATION; TYPES OF AWARDS;

SHARES UNDER AWARDS; AWARD AGREEMENTS

4.1    Term of the Plan. No Awards shall be made under this Plan after May 12, 2032. The Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

4.2    Administration. The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to, among other things:

(a)    designate the Participants;

(b)    grant Awards provided in the Plan in such form and amount as the Committee shall determine;

(c)    determine the terms and conditions of each Award under the Plan and impose such limitations, restrictions and conditions upon any such Award including performance goals, in each case as the Committee shall deem appropriate including, without limitation, the ability to modify or amend each Award (subject to Section 10.11(c)), including the discretionary authority to accelerate vesting or extend the post-termination vesting or exercise period:

(d)    interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any Award thereunder.

The Board of Directors may delegate responsibility for administering the Plan, including with respect to designated classes of Key Employees or Directors to different committees consisting of one or more Directors subject to such limitations as the Board of Directors deems appropriate. To the extent consistent with applicable law, the Board of Directors or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Key Employees, within limits specifically prescribed by the Board of Directors or the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself.

4.3    Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

(a)	Options, as described in Article V;

(b)	Share Units, as described in Article VI;

(c)	Restricted Stock, as described in Article VII;

(d)	SARs, as described in Article VIII; and/or

(e)	Cash-Based Awards and Other Stock-Based Awards, as described in Article IX.

4.4    Shares Under Awards.

(a)    The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of: (i) 2,491,938 shares of Common Stock (less the number of shares of Common Stock with respect to any awards granted from the Prior Plans from March 16, 2022 until May 12, 2022) transferred from the Prior Plans to the Plan on the Effective Date; (ii) 2.7 million shares of Common Stock; and (iii) shares of Common Stock subject to any awards granted under the Prior Plans that are outstanding on the Effective Date and that would return to the share reserve in accordance with Sections 4.4(d), 4.4(e) or 4.4(f) if they had been granted under the Plan.    The limit set forth in this Section 4.4(a) shall be subject to the provisions of Section 10.8. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b)    The number of shares of Common Stock delivered by a Participant or beneficiary or withheld by the Company on behalf of any such Participant or beneficiary as the exercise price of an Option or SAR shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan.    Consequently, when an SAR is exercised, the shares of Common Stock subject to the SAR shall be counted against the numerical limits of this Section 4.4 regardless of the number of shares of Common Stock used to settle the SAR upon exercise (i.e., shares of Common Stock withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan).

(c)    Any shares of Common Stock purchased by the Company with proceeds from an Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

(d)    If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

(e)    If an Award is paid out in cash rather than shares of Common Stock, such shares of Common Stock subject to such Award shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

(f)    The number of shares of Common Stock delivered by a Participant or beneficiary (by either actual delivery or attestation) or withheld by the Company on behalf of any such Participant or beneficiary to satisfy tax withholding with respect to Awards other than Options and SARs shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

(g)    The number of Shares that are available for ISOs shall not exceed one million shares of Common Stock (as adjusted pursuant to Section 10.8 of the Plan, and as determined in accordance with Section 422 of the Code).

(h)    Substitute Awards may be granted under the Plan and such Substitute Awards shall not reduce the aggregate number of shares of Common Stock that may be issued under the Plan.

4.5    Award Agreements. Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. An Award Agreement may contain a vesting schedule as determined in the sole discretion of the Committee In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

ARTICLE V

OPTIONS

5.1    Award of Options. From time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, the Committee may grant to any Participant, one or more Options to purchase the shares of Common Stock (“Options”). Options that are ISOs may be granted only to Key Employees. The grant date for each Option shall be the date of the Committee action to make the Award or, if later, the date selected by the Committee as the date of grant of the Option pursuant to the Plan.

5.2    Option Agreements. The grant of an Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Option, stating the number of shares subject to the Option, the vesting terms, the treatment of the Option upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

5.3    Exercise Price. The per share exercise price of each Option shall be not less than the Fair Market Value of a share of Common Stock on the grant date.

5.4    Term and Exercise. The term and the vesting schedule of each Option shall be determined by the Committee. No Option shall be exercisable after the expiration of its term and the maximum term of any Option shall be ten years.

5.5    Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)    The aggregate exercise price of a Key Employee’s ISOs that become exercisable for the first time during a particular calendar year shall not exceed $100,000. If this dollar limit is exceeded, the portion of the ISO that does not exceed the applicable limit shall be an ISO and the remainder shall not be an ISO; but in all other respects, the original Option Agreement shall remain in full force and effect.

(b)    Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns more than 10% of the Common Stock (or stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries): (i) the exercise price of the ISO shall be not less than 110% of the Fair Market Value on the ISO’s grant date; and (ii) the ISO shall expire, and all rights to purchase Common Stock thereunder shall expire, no later than the fifth anniversary of the ISO’s grant date.

(c)    No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan’s ISO provisions are adopted or approved by stockholders of the Company.

5.6     Transferability.

(a)    No Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the Option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer an Option that is not an ISO for no consideration to, or for the benefit of, an immediate family member or to a bona fide trust for the exclusive benefit of such immediate family member, or a partnership or limited liability company in which immediate family members are the only partners or members. Immediate family members are the Participant’s spouse (including common law spouse), siblings, parents, children, step-children, adoptive relations and grandchildren, and shall include the Participant.

(b)    A transfer pursuant to Section 5.6(a) may only be effected following advance written notice from the Participant (or Participant’s estate) to the Committee describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Options. Any such transfer pursuant to Section 5.6(a) is further conditioned on the Participant and the immediate family member or other transferee agreeing to abide by the Company’s Option transfer guidelines. In the discretion of the Committee, the right to transfer an Option pursuant to Section 5.6(a) also will apply to the right to transfer ancillary rights associated with such Option, and to the right to consent to any amendment to the applicable Option agreement.

(c)    Subsequent transfers by a transferee pursuant to Section 5.6(a) shall be prohibited except in accordance with the laws of descent and distribution, or by will.

(d)    Following any transfer pursuant to this Section 5.6, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the terms governing exercisability of an Option that apply following any events of termination of employment shall apply based on the employment status of the original Optionee. Neither the Committee nor the Company will have any obligation to inform any transferee of an Option of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Shares issuable or issued under an Option that has been transferred by a Participant under this Section 5.6.

(e)    In no event shall a Participant be permitted to transfer an Option to a third party financial institution without approval of the Company’s stockholders.

5.7    Dividends/Dividend Equivalents. No dividends or dividend equivalents shall be paid with respect to any shares subject to an Option prior to the exercise of the Option.

5.8    Manner of Payment. Each Option agreement shall set forth the procedure governing the exercise of any portion of the Option granted thereunder, and shall provide that, upon such exercise, the Optionee shall pay to the Company, in full, an amount equal to the product of (a) the exercise price and (b) the number of shares of Common Stock with respect to which Optionee exercises the Option. A Participant may pay the aggregate exercise price through cash payment (including cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Option necessary to pay the exercise price), the delivery of shares of Common Stock owned by the Optionee, or by foregoing delivery of shares of Common Stock subject to the Option, in each case having an aggregate Fair Market Value (as determined as of the date prior to exercise) equal to the aggregate exercise price; provided, however, that any use of shares of Common Stock to satisfy the aggregate exercise price must be in compliance with then applicable accounting rules.

ARTICLE VI

SHARE UNITS

6.1    Award of Share Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards denominated in shares of Common Stock (“Share Units”) that will be settled, subject to the terms and conditions of the Share Units, in an amount in cash, shares of Common Stock or both, at the sole discretion of the Committee. At the time it authorizes the grant of any Share Units, the Committee shall condition the vesting of the Share Units upon (a) continued service of the applicable Participant and/or (b) the attainment of performance goals. The medium of payment shall be set forth in the Committee’s resolution granting the Share Units and in the Share Unit agreement with the Participant.

6.2    Share Unit Agreements. Share Units granted under the Plan shall be evidenced by a written Award Agreement stating the type of Share Units, the number of Share Units granted, the vesting and settlement terms, the form of payment, the treatment of Share Units upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

6.3    Dividend Equivalents. The Committee may provide for dividend equivalents with respect to Share Units in accordance with the provisions of Section 10.10.

ARTICLE VII

RESTRICTED STOCK

7.1    Award of Restricted Stock. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards in the form of actual shares of Common Stock that are subject to restrictions on transfer, the lapse of which restrictions is contingent upon continued service and/or the satisfaction of performance conditions (“Restricted Stock”). Until such restrictions lapse, the shares of Restricted Stock shall be held in “book-entry” form in the records of the Company’s transfer agent, and no shares will be delivered to the Participant until the applicable restrictions lapse.

7.2     Restricted Stock Agreements. Restricted Stock granted under the Plan shall be evidenced by a written Award Agreement stating the number of shares of Restricted Stock granted, the vesting and settlement terms, the treatment of the Award upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

7.3    Rights of a Stockholder. Except as provided in this Article and in the applicable Award Agreement, a Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Vesting and payment of any cash dividends will correspond to the vesting of the Restricted Stock with respect to which such dividends relate. If so determined by the Committee in the applicable Award Agreement, (a) cash dividends on the Common Stock subject to the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, subject to the vesting of the underlying Restricted Stock, and (b) subject to any adjustment pursuant to Section 10.8, dividends payable in Common Stock shall be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock.

ARTICLE VIII

SARs

8.1    Award of SARs. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant one or more SARs, which upon exercise entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised (“SAR”). At the Committee’s discretion, an exercised SAR may be settled in cash, shares of Common Stock or a combination. The grant date for each SAR shall be the date of the Committee action to make the Award or, if later, the date selected by the Committee as the date of grant of the Option pursuant to the Plan.

8.2    SAR Agreements. The grant of an SAR shall be evidenced by a written Award Agreement, executed by the Company and the holder of the SAR, stating the number of shares subject to the SAR, the vesting terms, the treatment of the SAR upon a Participant’s termination of service, and such other provisions as the Committee may from time to time determine.

8.3    Exercise Price. The per share exercise price of each SAR shall be not less than the Fair Market Value of a share of Common Stock on the grant date.

8.4    Term and Exercise. The term and the vesting schedule of each SAR shall be determined by the Committee. No SAR shall be exercisable after the expiration of its term and the maximum term of any SAR shall be ten years.

8.5    Dividends/Dividend Equivalents. No dividends or dividend equivalents shall be paid with respect to any SAR.

8.6    Manner of Payment. Each SAR Award Agreement shall set forth the procedure governing the exercise of any portion of the SAR granted thereunder, and shall provide that, upon such exercise, the Company shall (a) issue the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (b) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

ARTICLE IX

CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

9.1    Grant of Cash-Based Awards. Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Awards denominated in cash (“Cash-Based Awards”) to Participants in such amounts and upon such terms and conditions as the Committee may determine.

9.2     Other Stock-Based Awards. The Committee may grant other types of stock-based or stock-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) (“Other Stock-Based Awards”) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9.3    Value and Payment of Cash-Based Awards and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on Shares, as determined by the Committee. The Committee may establish performance objectives in its sole discretion. Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Common Stock or both, as the Committee determines. Vesting and payment of any cash dividends will correspond to the vesting of the shares of Common Stock with respect to which such dividends relate. If so determined by the Committee in the applicable Award Agreement, (a) cash dividends on the shares of Common Stock subject to the Other Stock-Based Award shall be automatically reinvested in additional Other-Stock Based Award, subject to the vesting of the underlying Other-Stock Based Award, and (b) subject to any adjustment pursuant to Section 10.8, dividends payable in shares of Common Stock shall be paid in the form of additional Other-Stock Based Awards, held subject to the vesting of the underlying shares of Common Stock with respect to the Other Stock-Based Award.

ARTICLE X

MISCELLANEOUS

10.1    General Restriction. Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that: (a) the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any state or Federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares thereunder, then such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

10.2    Non-Assignability. Except as otherwise set forth in Section 5.6 of the Plan, Awards shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law.

10.3    Recoupment. All Awards (including, proceeds from such Awards) shall be subject to the terms and conditions of any applicable forfeiture, reduction, recoupment, cancellation or clawback policies, practices or provisions adopted by the Company from time to time, and any applicable forfeiture, reduction, recoupment, cancellation or clawback requirements imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards

10.4    Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or affect any right which the Company may have to terminate the employment of, or service by, such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by the Company or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company and its Subsidiaries.

10.5     Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

10.6    Rights as a Stockholder; Share Delivery.

(a)    Except as otherwise provided in Section 7.3 with respect to Restricted Stock, a Participant receiving an Award under the Plan shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued on behalf of such Participant.

(b)    Shares of Common Stock issued pursuant to the settlement of an Award shall be represented by stock certificates or issued on an uncertificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock.

10.7    Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leaves of absence.

10.8    Adjustments.

(a)    In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or

Board of Directors shall make an equitable and proportionate anti-dilution adjustment. Such mandatory adjustment may include a change in one or more of the following: (i) the aggregate number of shares of Common Stock reserved for issuance and delivery under Section 4.4(a) of the Plan; (ii) the aggregate number of shares of Common Stock available for ISOs under Section 4.4(g) of the Plan; (iii) the number of shares or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options and SARs; and (v) other similar matters.

(b)    In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries that is not an event described in Section 10.8(a), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under Section 4.4(a) of the Plan; (ii) the aggregate number of shares of Common Stock available for ISOs under Section 4.4(g) of the Plan; (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards under the Plan; (iv) the exercise price of outstanding Options and SARs; and (v) other similar matters, and such adjustments may include, without limitation, (A) the cancellation of outstanding Awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a corporate transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such corporate transaction over the exercise price of such Option shall conclusively be deemed valid), (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards under the Plan, and (C) arranging for the assumption of Awards granted under the Plan, or replacement of Awards granted under the Plan with new Awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such transaction as well as any corresponding adjustments to Awards under the Plan that remain based upon Company securities.

10.9    Change in Control. In the event of a Change in Control, except as otherwise set forth in an applicable Award Agreement, the surviving or purchasing corporation or other entity (or ultimate parent thereof), as the case may be (“Purchaser”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards, or substitute such Awards with substantially equivalent Awards covering shares of the Purchaser’s stock, with terms no less favorable than the terms of the Awards they replace provided Purchaser’s stock is traded on an established U.S. securities exchange. Except as set forth in an applicable Award Agreement, in the event that outstanding and unvested Awards or portions thereof are not assumed in connection with a Change in Control, such Awards or portions thereof shall immediately vest and shall be promptly settled in cash, shares of Common Stock, or a combination thereof, as determined by the Committee (as constituted immediately prior to the Change in Control) (except to the extent that settlement of an Award must be made pursuant to its original schedule or following a six-month delay in order to comply with Section 409A of the Code), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied. Except as otherwise set forth in the applicable Award Agreement, any performance criteria associated with Awards that are not assumed in connection with a Change in Control shall be deemed satisfied based on the greater of target performance and projected performance.

10.10    Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or dividend equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award. Subject to the foregoing, Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Stock Units, Other Stock-Based Awards or other Awards. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

10.11    Amendment of the Plan; Amendment of Awards.

(a)    The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange on which the Common Stock is listed.

(b)    The Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause an Award, without the Participant’s consent, to materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

(c)    Notwithstanding the foregoing and except as described in Section 10.8, there shall be no amendment to the Plan or any outstanding Option Award Agreement or SAR Award Agreement that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes (i) a reduction in the exercise price of an Option or SAR, (ii) the cancellation of an Option or SAR in exchange for Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, as applicable or (iii) the cancellation of an Option or SAR in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the Option or SAR is greater than the current Fair Market Value of a share of Common Stock.

10.12    Required Taxes. When an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company shall require the Participant to pay the Company the minimum amount of the tax required to be withheld, and in the Company’s sole discretion, the Company may permit the Participant to pay up to the maximum individual statutory rate of applicable withholding. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes; (c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the amount of tax to be withheld; or (d) by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value equal to the amount to be withheld. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the withholding taxes.

10.13    Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and are intended to comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the Participant’s termination of employment shall be delayed until the first day of the seventh month following the Participant’s termination of employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code. Notwithstanding anything statement herein, the Company and Committee make no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and make no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan and shall not be liable for any penalties or costs to a Participant resulting from the application of Section 409A to the Plan or any Award granted hereunder.

10.14    Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

APPENDIX

“Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Award” means an Option, Restricted Stock, Share Unit, SAR, Cash-Based Award or Other Stock-Based Award granted pursuant to the terms of the Plan or solely with respect to Section 4.4(d), 4.4(e) or 4.4(f), pursuant to the Prior Plans, .

“Award Agreement” means a written or electronic agreement, contract or other instrument or document evidencing the terms and conditions of an Award which may, but need not, be executed by the Participant or the Company.

“Board of Directors” means the Board of Directors of the Company.

“Cash-Based Award” has the meaning provided in Section 9.1.

“Change in Control” means the occurrence of any of the following events:

(a) The acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition.

(b) Individuals who, as of the date that the Plan becomes effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, in each case unless, following such business combination:

(i) all or substantially all of the individuals and entities that were the beneficial owners of the then outstanding Common Stock and the then outstanding Company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the then outstanding Common Stock and the then outstanding Company voting securities, as the case may be;

(ii) no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the business combination; and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors, as constituted from time to time.

“Common Stock” means common stock, par value $0.01 per share, of the Company.

“Company” means SunCoke Energy, Inc., a Delaware corporation, or any successor thereto.

“Director” means a member of the Board of Directors.

“Effective Date” means May 12, 2022.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as applied to a specific date and unless otherwise specified by the Committee or in an Award Agreement, the closing price of a share of Common Stock on the New York Stock Exchange (or, on such other national securities exchange that is the primary trading market for shares of Common Stock, if shares of Common Stock are not then listed on the New York Stock Exchange) on the date of determination, or if no sales of shares of Common Stock shall have occurred on such exchange on the applicable date of determination, the closing price of a share of Common Stock on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if shares of Common Stock are not traded on any established stock securities exchange, the Fair Market Value means the price of a share of Common Stock as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code.

“Incentive Stock Option” or “ISO” means an option granted under Article V that meets the requirements of Section 422(b) (or any successor provision) of the Code.

“Incumbent Board” has the meaning provided in (b) of the definition of Change in Control.

“Just Cause” means, unless otherwise defined in an Award Agreement, as determined by the Committee:

(a) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company and its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties;

(b) conviction of Participant of a felony;

(c) willful misconduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries (including, but not limited to, dishonest or fraudulent acts);

(d) the Participant’s failure to comply in other than an insignificant manner with a policy of the Company and its Subsidiaries; or

(e) the Participant’s gross misconduct that the Committee determines in good faith adversely and materially affects the business or reputation of the Company.

For purposes of this definition, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

“Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan. A Key Employee may also include a person who is granted an Award in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

“Option” has the meaning provided in Section 5.1.

“Optionee” means the holder of an Option.

“Other Stock-Based Award” has the meaning provided in Section 9.2.

“Participant” means a Key Employee or Director selected to receive an Award under the Plan.

“Plan” means this SunCoke Energy, Inc. Omnibus Long-Term Incentive Plan, as amended from time to time.

“Prior Plan” means either the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, or the SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors, as the case may be.

“Qualifying Termination” means, unless otherwise defined in an Award Agreement, with respect to the employment of any Participant who is a participant in the SunCoke Energy, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a) a termination of employment by the Company within 24 months after a Change in Control, other than for Just Cause, death or permanent disability; or

(b) a termination of employment by the Participant within 24 months after a Change in Control for one or more of the following reasons:

(i) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company and its Subsidiaries immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause;

(ii) a material reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus opportunity, as in effect immediately prior to the Change in Control; or

(iii) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within 35 miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of 12 consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by a Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless (x) Participant has notified the Company in writing describing the occurrence of one or more such events within 60 days of such occurrence, (y) the Company fails to cure such event within 30 days after its receipt of such written notice and (z) the termination of employment occurs within 120 days after the occurrence of such event.

“Restricted Stock” has the meaning provided in Section 7.1.

“Share Units” has the meaning provided in Section 6.1.

“Stock Appreciation Right” or “SAR” has the meaning provided in Section 8.1.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, Subsidiary or any Affiliate or with which the Company, Subsidiary or any Affliliate combines.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/sxc or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/sxc

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – –

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. To elect two directors to the class of directors whose term expires in 2025:
	For	Against	Abstain		For	Against	Abstain
01 - Arthur F. Anton	☐	☐	☐	02 - Michael W. Lewis	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve a new Omnibus Long-Term Incentive Plan, including an increase in the number of shares of Common stock to be reserved for awards thereunder.	☐	☐	☐	3. To hold a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”).	☐	☐	☐

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐	In the discretion of the proxies on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03LULB

The 2022 Annual Meeting of Stockholders of SunCoke Energy, Inc. will be held on

Thursday, May 12, 2022 at 9:00 a.m. Central Time, virtually via the internet at https://meetnow.global/MTR5NFA.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the availability of proxy materials for the annual meeting:

The proxy statement is available electronically at www.envisionreports.com/sxc

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/sxc

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

– – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – –– – – – –  – –

Proxy – SunCoke Energy, Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 12, 2022

The undersigned hereby appoints Michael G. Rippey and Mark W. Marinko, and each of them as attorney-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxies of the undersigned at the annual meeting of stockholders of SunCoke Energy, Inc., to be held on May 12, 2022, at 9:00 a.m., Central Time, Virtual Only, and at all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares of common stock, par value $0.01 per share, of SunCoke Energy, Inc. which the undersigned, if personally present, would be entitled to vote.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

– – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – –

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. To elect two directors to the class of directors whose term expires in 2025.

	For	Against	Abstain		For	Against	Abstain
01 - Arthur F. Anton	☐	☐	☐	02 - Michael W. Lewis	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve a new Omnibus Long-Term Incentive Plan, including an increase in the number of shares of Common Stock to be reserved for awards thereunder.	☐	☐	☐	3. To hold a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”).	☐	☐	☐

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐	In the discretion of the proxies on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X 5 3 7 9 2 0

        03LUMA

Important notice regarding the availability of proxy materials for the annual meeting:

The proxy statement is available electronically at www.edocumentview.com/sxc

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

– – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – –– – – – – – –

Proxy – SunCoke Energy, Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 12, 2022

The undersigned hereby appoints Michael G. Rippey and Mark W. Marinko, and each of them as attorney-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxies of the undersigned at the annual meeting of stockholders of SunCoke Energy, Inc., to be held on May 12, 2022, at 9:00 a.m., Central Time, Virtual Only, and at all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares of common stock, par value $0.01 per share, of SunCoke Energy, Inc. which the undersigned, if personally present, would be entitled to vote.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.